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                                                                    EXHIBIT 10.6

                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          JOHN Q. HAMMONS HOTELS, L.P.

                         a Delaware limited partnership

                        dated as of [_________ __], 2005

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
      SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
      DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR
      DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE
      PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE
      EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE
      EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER
      APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

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                                TABLE OF CONTENTS

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                                                                                                                 PAGE
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ARTICLE 1 DEFINED TERMS....................................................................................        1

ARTICLE 2 ORGANIZATIONAL MATTERS...........................................................................       23

   SECTION 2.1    CONTINUATION OF PARTNERSHIP; RECAPITALIZATION............................................       23

   SECTION 2.2    NAME.....................................................................................       23

   SECTION 2.3    REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE............................................       23

   SECTION 2.4    POWER OF ATTORNEY........................................................................       24

   SECTION 2.5    TERM.....................................................................................       25

ARTICLE 3 PURPOSE..........................................................................................       25

   SECTION 3.1    PURPOSE AND BUSINESS.....................................................................       25

   SECTION 3.2    POWERS...................................................................................       25

   SECTION 3.3    PARTNERSHIP ONLY FOR PURPOSES SPECIFIED..................................................       25

   SECTION 3.4    REPRESENTATIONS AND WARRANTIES BY THE PARTNERS...........................................       26

   SECTION 3.5    COMPLIANCE WITH REIT PROVISIONS..........................................................       27

ARTICLE 4 CAPITAL CONTRIBUTIONS............................................................................       28

   SECTION 4.1    CAPITAL CONTRIBUTIONS OF THE PARTNERS....................................................       28

   SECTION 4.2    ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS AND ADDITIONAL PARTNERSHIP UNITS...........       29

   SECTION 4.3    ADDITIONAL FUNDS AND CAPITAL CONTRIBUTIONS...............................................       30

   SECTION 4.4    NO INTEREST; NO RETURN...................................................................       31

   SECTION 4.5    NOTE DEFICIENCY CAPITAL CONTRIBUTION.....................................................       31

   SECTION 4.6    OTHER CONTRIBUTION PROVISIONS............................................................       31

ARTICLE 5 DISTRIBUTIONS....................................................................................       32

   SECTION 5.1    DISTRIBUTIONS............................................................................       32

   SECTION 5.2    CERTAIN TAX DISTRIBUTIONS................................................................       33

   SECTION 5.3    DISTRIBUTIONS TO REFLECT ADDITIONAL PARTNERSHIP UNITS....................................       33

   SECTION 5.4    DETERMINATION OF OPERATING CASH, AVAILABLE CLOSING CASH, OTHER CASH  AND NET WORTH.......       34

   SECTION 5.5    EXPERT RESOLUTION........................................................................       35

   SECTION 5.6    RESTRICTED DISTRIBUTIONS.................................................................       36

ARTICLE 6 ALLOCATIONS......................................................................................       36

   SECTION 6.1    TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS..............................       36
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   SECTION 6.2    GENERAL ALLOCATIONS......................................................................       36

   SECTION 6.3    ADDITIONAL ALLOCATION PROVISIONS.........................................................       37

   SECTION 6.4    TAX ALLOCATIONS..........................................................................       40

   SECTION 6.5    RECAPTURE INCOME.........................................................................       41

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS............................................................       41

   SECTION 7.1    MANAGEMENT...............................................................................       41

   SECTION 7.2    CERTIFICATE OF LIMITED PARTNERSHIP.......................................................       42

   SECTION 7.3    RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY..............................................       42

   SECTION 7.4    REIMBURSEMENT OF THE GENERAL PARTNER.....................................................       48

   SECTION 7.5    OUTSIDE ACTIVITIES.......................................................................       49

   SECTION 7.6    RESERVES; WORKING CAPITAL................................................................       49

   SECTION 7.7    INDEMNIFICATION..........................................................................       49

   SECTION 7.8    LIABILITY OF THE GENERAL PARTNER.........................................................       51

   SECTION 7.9    OTHER MATTERS CONCERNING THE GENERAL PARTNER.............................................       53

   SECTION 7.10   TITLE TO PARTNERSHIP ASSETS..............................................................       53

   SECTION 7.11   RELIANCE BY THIRD PARTIES................................................................       53

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.......................................................       54

   SECTION 8.1    LIMITATION OF LIABILITY..................................................................       54

   SECTION 8.2    MANAGEMENT OF BUSINESS...................................................................       54

   SECTION 8.3    OUTSIDE ACTIVITIES OF LIMITED PARTNERS; RELATED PARTY TRANSACTIONS.......................       54

   SECTION 8.4    RETURN OF CAPITAL........................................................................       54

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS...........................................................       55

   SECTION 9.1    RECORDS AND ACCOUNTING...................................................................       55

   SECTION 9.2    PARTNERSHIP YEAR.........................................................................       55

   SECTION 9.3    REPORTS..................................................................................       55

   SECTION 9.4    DETERMINATION OF LIQUIDATION VALUE.......................................................       56

ARTICLE 10 TAX MATTERS.....................................................................................       57

   SECTION 10.1   PREPARATION OF TAX RETURNS...............................................................       57

   SECTION 10.2   TAX ELECTIONS............................................................................       57

   SECTION 10.3   TAX MATTERS PARTNER......................................................................       57

   SECTION 10.4   WITHHOLDING..............................................................................       59

   SECTION 10.5   ORGANIZATIONAL EXPENSES..................................................................       59

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ARTICLE 11 PARTNERSHIP INTEREST TRANSFERS AND PARTNER WITHDRAWALS..........................................       60

   SECTION 11.1   TRANSFER.................................................................................       60

   SECTION 11.2   TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTERESTS......................................       60

   SECTION 11.3   LIMITED PARTNERS' RIGHTS TO TRANSFER.....................................................       61

   SECTION 11.4   SUBSTITUTED LIMITED PARTNERS.............................................................       62

   SECTION 11.5   ASSIGNEES................................................................................       63

   SECTION 11.6   GENERAL PROVISIONS.......................................................................       63

   SECTION 11.7   ARTICLE 8 OPT-IN PROVISIONS..............................................................       65

ARTICLE 12 ADMISSION OF PARTNERS...........................................................................       66

   SECTION 12.1   ADMISSION OF SUCCESSOR GENERAL PARTNER AND TRANSFEREES OF GENERAL PARTNER'S
                   PARTNERSHIP INTERESTS...................................................................       66

   SECTION 12.2   ADMISSION OF ADDITIONAL LIMITED PARTNERS.................................................       66

   SECTION 12.3   AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP............................       67

   SECTION 12.4   LIMIT ON NUMBER OF PARTNERS..............................................................       67

   SECTION 12.5   ADMISSION................................................................................       68

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION........................................................       68

   SECTION 13.1   DISSOLUTION..............................................................................       68

   SECTION 13.2   WINDING UP...............................................................................       68

   SECTION 13.3   DEEMED CONTRIBUTION AND DISTRIBUTION.....................................................       70

   SECTION 13.4   RIGHTS OF HOLDERS........................................................................       70

   SECTION 13.5   NOTICE OF DISSOLUTION....................................................................       70

   SECTION 13.6   CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.......................................       70

   SECTION 13.7   REASONABLE TIME FOR WINDING-UP...........................................................       71

ARTICLE 14 PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS...........................       71

   SECTION 14.1   PROCEDURES FOR ACTIONS AND APPROVAL OF PARTNERS..........................................       71

   SECTION 14.2   AMENDMENTS...............................................................................       71

   SECTION 14.3   MEETINGS OF THE PARTNERS.................................................................       71

ARTICLE 15 RIGHT OF LIQUIDATION; REDEMPTION OF PREFERRED UNITS.............................................       72

   SECTION 15.1   RIGHT TO REQUEST LIQUIDATION.............................................................       72

   SECTION 15.2   REDEMPTION BY THE PARTNERSHIP............................................................       73

   SECTION 15.3   EARLY LIQUIDITY RIGHT....................................................................       73
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
ARTICLE 16 GENERAL PROVISIONS..............................................................................       74

   SECTION 16.1   ADDRESSES AND NOTICE.....................................................................       74

   SECTION 16.2   TITLES AND CAPTIONS......................................................................       74

   SECTION 16.3   INTERPRETATION...........................................................................       75

   SECTION 16.4   FURTHER ACTION...........................................................................       75

   SECTION 16.5   BINDING EFFECT...........................................................................       75

   SECTION 16.6   WAIVER...................................................................................       75

   SECTION 16.7   COUNTERPARTS.............................................................................       75

   SECTION 16.8   APPLICABLE LAW...........................................................................       76

   SECTION 16.9   ENTIRE AGREEMENT.........................................................................       76

   SECTION 16.10  INVALIDITY OF PROVISIONS.................................................................       76

   SECTION 16.11  NO PARTITION.............................................................................       76

   SECTION 16.12  NO THIRD-PARTY RIGHTS CREATED HEREBY.....................................................       76

   SECTION 16.13  HAMMONS REPRESENTATIVE...................................................................       77

   SECTION 16.14  WAIVER OF JURY TRIAL.....................................................................       77

   SECTION 16.15  JURISDICTION; SERVICE OF PROCESS.........................................................       77

   SECTION 16.16  ADVERTISING..............................................................................       78

   SECTION 16.17  CONFIDENTIALITY..........................................................................       78

   SECTION 16.18  CUMULATIVE REMEDIES......................................................................       78

Exhibit A      PARTNERS AND PARTNERSHIP UNITS................................................................    A-1

Exhibit B      ALLOCATED PROPERTY-LEVEL DEBT.................................................................    B-1

Exhibit C      DESIGNATED HOTELS.............................................................................    C-1

Exhibit D      FORM OF PARTNERSHIP UNIT CERTIFICATE..........................................................    D-1

Exhibit E      GROSS ASSET VALUES, REVERSE CODE SECTION 704(C) GAIN AND SECTION 704(c) GAIN..................    E-1

Exhibit F      ORIGINAL CODE SECTION 704(C) VALUATIONS AND CODE SECTION 704(C) GAIN..........................    F-1

Exhibit G      1031 PROPERTIES...............................................................................    G-1

Exhibit H      CERTAIN IDENTIFIED DEBT.......................................................................    H-1

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

                 THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED
                   PARTNERSHIP OF JOHN Q. HAMMONS HOTELS, L.P.

      THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF JOHN
Q. HAMMONS HOTELS, L.P., dated as of ___________ __, 2005, is entered into by and among John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner of the Partnership, John Q. Hammons, as Trustee of THE REVOCABLE TRUST OF JOHN Q. HAMMONS, dated December 28, 1989, as amended and restated ("JQH TRUST"), HAMMONS, INC., a Missouri corporation ("HAMMONS, INC," and, together with JQH Trust, the "HAMMONS LIMITED PARTNERS"), and any additional limited partner that is admitted to the Partnership from time to time pursuant to the terms of this Agreement and listed on Exhibit A attached hereto, (together with the Hammons Limited Partners, collectively, the "LIMITED PARTNERS"). Capitalized terms used but not otherwise defined herein shall have the meaning accorded to such terms in Article I hereof.

      WHEREAS, the parties hereto recognize and acknowledge that this amendment is necessary to recognize the Recapitalization of the Partnership (as defined in Section 2.1) as agreed to by the parties;

      WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., dated November 23, 1994, by and among John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner, John Q. Hammons, Trustee of the JQH Trust, and Hammons, Inc., as limited partners, as previously amended by Amendment No. 1 dated February 24, 1995, Amendment No. 2 dated October 12, 1995, Amendment No. 3 dated May 17, 2002, and Amendment No. 4 dated June __, 2005 (the "PRIOR AGREEMENT"); and

      WHEREAS, the parties hereto desire to memorialize the various agreements entered into pursuant to the Amended and Restated Transaction Agreement dated as of June __, 2005.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del(c).Section 17-101 et. seq., as it may be amended from time to time, and any successor to such statute.

      "ACTIONS" has the meaning set forth in Section 7.7(a) hereof.

      "ADDITIONAL FUNDS" has the meaning set forth in Section 4.3(a) hereof.

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      "ADDITIONAL LIMITED PARTNER" means a Person who is admitted to the
Partnership as a Limited Partner pursuant to Section 4.2 and/or Article 12 hereof and who is shown as such on the books and records of the Partnership.

      "ADDITIONAL PARTNERSHIP INTERESTS" has the meaning set forth in Section 4.2(a) hereof.

      "ADDITIONAL PARTNERSHIP UNITS" has the meaning set forth in Section 4.2(a) hereof.

      "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Person's Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

            (a) decrease such deficit by any amounts that such Person is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or that such Person is deemed to be obligated to restore pursuant to the current penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (b) increase such deficit by the items described in Regulations
      Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "ADJUSTED CAPITAL ACCOUNT DEFICIT" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AFFILIATE TRANSACTION AGREEMENTS" means the following agreements described in sections 2.1(k), 2.1(m), 2.1(n) and 2.1(o) of the Transaction
Agreement: Tax Indemnity Agreement, Sponsor Right of First Refusal, JQH Right of First Refusal, Non-Solicitation Agreement, Corporate Overhead Agreement, Development Restriction Agreement, TRS Leases, Revenue Sharing Agreement and Management Services Agreement, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

      "AGREEMENT" means this Third Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

      "ALLOCATED PROPERTY-LEVEL DEBT" means, with respect to each of the Properties set forth on Exhibit B attached hereto, the amount of Debt allocated with respect to such Property as set forth on Exhibit B.

      "ANNUAL CAP" means, with respect to any Partnership Year, an amount equal to $25 million, less any reimbursements made in any such year pursuant to
Section 7.4(b), plus the undistributed portion, if any, of the Annual Cap for the Partnership Years prior to such Partnership Year.

      "APPROVAL" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof, and the terms "APPROVE" and "APPROVED" have meanings correlative to the foregoing.

      "ARTICLE 8" has the meaning set forth in Section 11.7.

      "ASSIGNEE" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

      "AVAILABLE CLOSING CASH" means, as the applicable Partnership Record Date, an amount equal to (a) Closing Cash, less (b) the aggregate amount of Closing Cash previously Distributed pursuant to Section 5.1(a)(ii), less (c) the aggregate amount of reimbursements previously made pursuant to Section 7.4(b).

      "BOOK-UP" means increase or decrease the Gross Asset Value of Partnership Property pursuant to subsection (b) of the definition of Gross Asset Value, as permitted by Regulations Section 1.704-1(b)(2)(iv)(f) and corresponding adjustments to Capital Accounts.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

      "CALENDAR LIQUIDATION NOTICE DATE" means the date that is one month after the seventh anniversary of the Effective Date if a Liquidation Notice has been received; provided, however, that if no Liquidation Notice has been delivered as of such date, the Calendar Liquidation Notice Date shall automatically be extended for successive one-year periods up to six times. Such automatic extensions (i) shall expire upon the death of JQH and (ii) may not be Transferred and is not available to any subsequent Hammons Limited Partners, regardless of whether such Transfer is permitted by this Agreement or is otherwise Approved by the Partners; provided, however, that in the event JQH is Incapacitated (through permanent disability or adjudication of insanity or incompetency but not by reason of death), such extension right shall continue.

      "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

            (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

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

            (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

            (c) In the event all or a portion of any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner's Capital Account of the transferor to the extent that it relates to the Transferred interest.

            (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's written consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and
      (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations
      Section 1.704-1(b) or Section 1.704-2; provided, however, that such changes shall not reduce amounts otherwise distributable to the Partner as the Preferred Redemption Price or as distributions on termination of the Partnership.

      "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership reduced by any debt that the Partnership becomes responsible for pursuant to Section 4.1, 4.2, 4.3 or 4.5 hereof. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed by a Partner as the maker of the note shall not be considered a capital contribution until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations
Section 1.704-1(b)(2)(iv)(d)(2).

      "CASH" means, with respect to any Person, all cash and cash equivalents of such Person and its Subsidiaries, whether or not restricted. Without limiting the generality of the foregoing, "CASH," as used with respect to the Partnership, shall include, without limitation, the line items on the balance sheet of the Partnership and its Subsidiaries designated as "Cash and

Equivalents," "Restricted Cash," "Marketable Securities" and the restricted cash component of "Deferred Financing Costs, Franchise Fees and Other."

      "CASH FLOW" means Consolidated EBITDA of the Partnership and its Subsidiaries, reduced by, without duplication, the sum of (a) interest expense and (b) taxes paid for the applicable period based on income (including, for the avoidance of doubt and without limitation, the Michigan Single Business Tax and the Texas Franchise Tax).

      "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

      "CLOSING CASH" means the aggregate amount of Cash of the Partnership and its Subsidiaries (it being understood that the amounts of Cash of such Subsidiaries shall be counted for this purpose only to the extent of the Partnership's interest in such Subsidiaries) as of the Effective Date.

      "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "COMMON ALLOCATIONS PERCENTAGE" means, as of any time, a percentage equal to 100%, minus the Preferred Allocations Percentage.

      "CONSENT OF THE HAMMONS LIMITED PARTNERS" means the prior written consent of either the Hammons Representative or the Hammons Limited Partners holding more than fifty percent (50%) of all of the outstanding Hammons Preferred Units, in either case, in their sole and absolute discretion, except to the extent that a different standard is expressly provided herein.

      "CONSOLIDATED EBITDA" means, for any Person and for any period, the EBITDA as determined (a) on a consolidated basis of such Person and its Subsidiaries and (b) based upon financial statements of such Person and its Subsidiaries prepared in accordance with GAAP, adjusted to include income generated by such Person's Cash and to account for acquisitions and dispositions on a pro forma basis as though such acquisitions or dispositions, as the case may be, occurred at the beginning of such period.

      "CONSOLIDATED LEVERAGE RATIO" means, with respect to any Person as of any date of determination, the ratio of (x) such Person's Consolidated Total Debt to
(y) such Person's Consolidated EBITDA for the most recently completed twelve-month period for which financial statements are then available.

      "CONSOLIDATED TOTAL DEBT" means, with respect to any Person at any time, the difference, if positive, of (x) the sum of (without duplication) (i) the amount of all Debt of such Person and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP and determined on a consolidated basis at such time (it being understood that the amounts of Debt of such Person's Subsidiaries shall be consolidated with that of such Person only to the extent of such Person's interest in such Subsidiaries) and

(ii) guarantees of third party debt and letters of credit issued to support third party debt, in each case, except to the extent that such third party debt is collateralized by such third party, less (y) the sum of (i) such Person's Cash (excluding any amounts of cash on hand that have been designated by the such Person or any of its Subsidiaries for application to prepay Debt described in clause (y)(ii)) plus (ii) any Debt outstanding on the date of determination in respect of which an irrevocable prepayment notice has been delivered that results in such Debt being due and payable not later than 30 days after such prepayment notice, to the extent such Person or any of its Subsidiaries either shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment pursuant to a deposit arrangement or otherwise.

      "CONSTRUCTIVELY" means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Code
Section 856(d)(5).

      "CONTRIBUTED PROPERTY" or "CONTRIBUTED PROPERTIES" means each Property or other asset contributed, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a "new" partnership pursuant to Code Section
708).

      "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities (including options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of common stock (or other equity securities of the applicable Person), either immediately or upon the onset of a specified date or the happening of a specified event.

      "CORPORATE OVERHEAD AGREEMENT" means the Corporate Overhead Agreement, dated as of the date hereof, by and between the Partnership and JQH Acquisition, LLC, a Delaware limited liability company.

      "DEBT" means, as to any Person, at a particular time, (i) indebtedness for borrowed money or for the deferred purchase price of property (which shall not include accounts payable incurred in the ordinary course of business) in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, in each case, only to the extent of such liability and, in the case of a guarantee or similar obligation, to the extent that such guarantee or similar obligation is not collateralized by the Person with respect to whom such guarantee or similar obligation is incurred, (ii) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, in each case, only to the extent of such liability and, in the case of a guarantee or similar obligation, to the extent that such guarantee or similar obligation is not collateralized by the Person with respect to whom such guarantee or similar obligation is incurred, (iii) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, (iv) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments and
(v) all obligations of such Person under any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in interest rates, in each case whether contingent or matured.

      "DESIGNATED HOTELS" means, collectively, the ten properties set forth on Exhibit C attached hereto.

      "DISTRIBUTION" (including, with correlative meaning, the term "Distribute") means each distribution made by the Partnership to a Holder; provided that none of the following shall be deemed a distribution: (a) any recapitalization or exchange of any Partnership Units which does not entail any transfer of Partnership Property (including cash, but excluding securities); (b) any payment to the Holders of Hammons Preferred Units upon liquidation and distribution; and (c) any subdivision (by split of Partnership Units or otherwise) or any combination (by reverse split of Partnership Units or otherwise) of any outstanding Partnership Units.

      "EARLY LIQUIDITY CLOSING DATE" has the meaning set forth in Section 15.3(b) hereof.

      "EARLY LIQUIDITY DUE DATE" has the meaning set forth in Section 15.3(a) hereof.

      "EARLY LIQUIDITY NOTICE" has the meaning set forth in Section 15.3(a) hereof.

      "EARLY LIQUIDITY PRICE" means an amount equal to the sum of (a) $50 million, plus (b) $13,700 (the "PER DIEM AMOUNT") for each day (but in no event for more than 365 days), if any, that the Early Liquidity Closing Date occurs later than the Early Liquidity Due Date; provided that as of immediately after each time that any of the Early Liquidity Units are purchased pursuant to
Section 15.3, the Per Diem Amount shall be adjusted to be an amount equal to the quotient of (i) 10% of the Remaining Early Liquidity Price as of such time, divided by (ii) 365.

      "EARLY LIQUIDITY RIGHT" has the meaning set forth in Section 15.3(a) hereof.

      "EARLY LIQUIDITY UNITS" means the number of Hammons Preferred Units derived by multiplying all of the Hammons Preferred Units outstanding by the quotient of (a) the Early Liquidity Price, divided by (b) the Preferred Redemption Price.

      "EBITDA" means, for any Person and for any period, the net income of such Person for such period, adjusted to add thereto (to the extent deducted from net revenues in determining net income), without duplication, the sum of (a) interest expense, (b) provisions for taxes based on income (including, for the avoidance of doubt and without limitation, the Michigan Single Business Tax and the Texas Franchise Tax), and (c) depreciation and amortization expense, and further adjusted (i) to include all benefits derived by any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of such Person arising from fluctuations in interest rates, in each case whether contingent or matured, but only to the extent that the obligations of such agreements or arrangements are included in the Debt of such Person, and (ii) to exclude the impact of (A) gains and losses related to the early extinguishment of Debt (including interest rate swaps and the write-off of unamortized financing costs), (B) impairment losses and other write-downs, (C) gains or losses on the sale of Properties, (D) extinguishment of franchise costs, (E) cumulative effect of a change in accounting principle and (F) other infrequent or non-recurring items, such as litigation costs, all of the foregoing as determined based upon financial statements of such Person prepared in accordance with GAAP.

      "EFFECTIVE DATE" means the date on which this Agreement is executed by all of the parties hereto.

      "EFFECTIVE TIME" means the specific time during the Effective Date at which this Agreement is executed and delivered by all of the parties hereto.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are in effect on the date of determination.

      "GENERAL PARTNER" means John Q. Hammons Hotels, Inc., a Delaware corporation and its successors and assigns, in its capacity as the general partner of the Partnership.

      "GENERAL PARTNER INTEREST" means the Partnership Interest held by the General Partner, which Partnership Interest, so long as it is held by the General Partner or any successor General Partner, is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Common Units or any other Partnership Units. Notwithstanding the foregoing, a General Partnership Interest may not be expressed as a number of Hammons Preferred Units; however, the General Partner may hold Limited Partner Interests pursuant to the Recapitalization set forth in Section 2.1 in the form of Hammons Preferred Units. Upon any transfer of less than the entire Partnership Interest of the General Partner pursuant to Section 11.2(a), such portion of the Partnership Interest will cease to be a General Partner Interest and will become a Limited Partner Interest for all purposes of this Agreement.

      "GOING CONCERN VALUE" means an amount equal to the (a) gross proceeds that would be received from the sale of the Partnership and its Subsidiaries as a going concern (whether structured as a merger, consolidation, recapitalization, sale of equity interests, sale of assets or otherwise) in an orderly transaction (or series of transactions) designed to maximize the proceeds therefrom, as between a willing buyer and a willing seller, both in possession of reasonable knowledge of all relevant facts, with neither party being under any compulsion to act or not to act, in an arm's-length transaction, taking into account all relevant factors determinative of value, less (b) an amount equal to 0.5% of such proceeds, less (c) Net Debt, provided that Going Concern Value shall be determined without taking into account any Undistributed Operating Cash.

      "GP CERTIFICATE" means a certificate signed on behalf of the General Partner by the managing member, chief executive officer, president, chief operating officer or chief financial officer (without any personal liability) of the General Partner, stating that (i) the managing member or officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate, and (ii) to the best of such managing member's or officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

      "GP DETERMINATION" has the meaning set forth in Section 5.4.

      "GP LV DETERMINATION" has the meaning set forth in Section 9.4.

      "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner and agreed to by the contributing Person; provided, that, if the General Partner or any Affiliate of the General Partner is the contributing partner, the determination of the fair market value shall require the Consent of the Hammons Limited Partners, which consent shall not be unreasonably withheld or delayed.

            (b) The Gross Asset Values of all Partnership Properties immediately prior to the Effective Time and the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv), clause (v) or clause
      (vi) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

                  (i) the acquisition of an additional interest in the
            Partnership (including, without limitation, in connection with the execution of this Agreement and acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) the liquidation of the Partnership within the meaning of
            Regulations Section 1.704-1(b)(2)(ii)(g);

                  (iv) upon the admission of a successor General Partner
            pursuant to Section 12.1 hereof;

                  (v) in connection with the grant of an interest in the
            Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing partner acting in a partner capacity, or by a new partner acing in a partner capacity or in anticipation of being a partner; and

                  (vi) at such other times as the General Partner shall
            reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

            (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; and provided, further, that with respect to the Chateau on the Lake, such gross fair market value shall be as determined by an appraisal report prepared by HVS International dated December 7, 2004.

            (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

            (e) If the Gross Asset Value of a Partnership Property has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Tax Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

      "GROSS REVENUES" means the annual gross revenues from operating the hotels owned by the Partnership and its Subsidiaries, but not for this purpose any revenues from banquet facilities or convention centers leased or managed, but not owned by the Partnership or any of its Subsidiaries (the "HOTELS"), but excluding from such calculation the following: (i) gratuities paid to hotel employees by others; (ii) any federal, state or local excise, sales or use taxes or other applicable impositions collected directly from hotel guests and patrons; (iii) proceeds from the sale of furniture, fixtures and equipment ("FF&E"); (iv) proceeds of any insurance, except business interruption or other insurance covering loss of income; (v) any condemnation awards; (vi) gross receipts of any lessees, licensees or concessionaires at the Hotels; (vii) proceeds from any financing or refinancing of the Hotels; (viii) proceeds of any judgment or settlement not relating to actual or potential loss of operating profit or gross revenues at the Hotels; (ix) any earnings on FF&E reserve accounts which may be required by any franchisee or licensee of such Hotels ("FF&E RESERVE ACCOUNTS"); and (x) any amounts funded directly by the Partnership to FF&E Reserve Accounts.

      "HAMMONS, INC." has the meaning set forth in the Preamble hereof.

      "HAMMONS LIMITED PARTNERS" has the meaning set forth in the Preamble.

      "HAMMONS PREFERRED UNITS" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Article IV hereof that has the rights and obligations specified with respect to Hammons Preferred Units in this Agreement, but does not include any Partnership Common Unit, or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Hammons Preferred Unit.

      "HAMMONS REPRESENTATIVE" has the meaning set forth in Section 16.13 hereof.

      "HOLDER" means either (a) a Partner or (b) an Assignee owning a Partnership Unit.

      "INCAPACITY" or "INCAPACITATED" means (i) as to any Partner who is an individual, death, total physical disability or entry of an order by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, "bankruptcy" of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

      "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as (a) the General Partner, (b) a Hammons Limited Partner or (c) a director or member of the General Partner or a Hammons Limited Partner or an officer or employee of the Partnership, the General Partner or a Hammons Limited Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its Sole and Absolute Discretion; provided that each of the Hammons Limited Partners and their respective directors, members, officers and employees shall be deemed an "Indemnitee" only to the extent that such Person is covered under the insurance policies of the Partnership and its Subsidiaries.

      "INDENTURE" has the meaning set forth in Section 4.5 hereof.

      "IRS" means the United States Internal Revenue Service.

      "ISTAR" means iStar Financial, Inc. and any Subsidiary thereof.

      "JQH" means Mr. John Q. Hammons.

      "JQH BORROWER" means [PROJECT HOLDCO], as borrower under the JQH Line of Credit.

      "JQH LINE OF CREDIT" means the Loan Agreement, dated as of the Effective Date, by and between [PROJECT HOLDCO] and Lendco.

      "JQH LIQUIDATION NOTICE DATE" has the meaning set forth in the definition of "Liquidation Notice Date."

      "JQH TRUST" has the meaning set forth in the Preamble hereof.

      "LENDCO" means Atrium Lendco LLC, a Delaware limited liability company.

      "LENDER TRANSFER" has the meaning set forth in Section 11.3(a).

      "LIBOR DIFFERENTIAL" means, with respect to any period for which such calculation is made, an amount equal to (a) all amounts incurred (including all interest charges accrued) by Lendco during such period under the loan incurred by Lendco to fund the JQH Line of Credit, less (b) all amounts incurred (including all interest charges accrued) by the JQH Borrower during such period under the JQH Line of Credit.

      "LIMITED PARTNER" means the Hammons Limited Partners and any additional Person that is admitted as a limited partner in accordance with this Agreement from time to time to the Partnership and is listed on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in such Person's capacity as a limited partner in the Partnership.

      "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Hammons Preferred Units or other Partnership Units.

      "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

      "LIQUIDATION COMMENCEMENT DATE" has the meaning set forth in Section 15.1(b) hereof.

      "LIQUIDATION COMPLETION DEADLINE" has the meaning set forth in Section 15.1(b) hereof.

      "LIQUIDATION NOTICE" has the meaning set forth in Section 15.1(a) hereof.

      "LIQUIDATION NOTICE DATE" means the first Business Day following the earlier to occur of (i) the death of JQH at any time after the first month following the seventh anniversary of the Effective Date (the "JQH Liquidation Notice Date") and (ii) the Calendar Liquidation Notice Date.

      "LIQUIDATION RIGHT" has the meaning set forth in Section 15.1(a) hereof.

      "LIQUIDATION VALUE" means an amount equal to (a) the gross proceeds that would be received from the sale of all of the Properties in connection with the liquidation and winding up of the Partnership in an orderly transaction (or series of transactions) designed to maximize the proceeds therefrom, as between a willing buyer and a willing seller, both in possession of reasonable knowledge of all relevant facts, with neither party being under any compulsion to act or not to act, in an arm's-length transaction, taking into account all relevant factors determinative of value less (b) an amount equal to 2.25% of such proceeds, less (c) Net Debt, provided that Liquidation Value shall be determined without taking into account the Management Agreement or any Undistributed Operating Cash.

      "LIQUIDATOR" has the meaning set forth in Section 13.2(a) hereof.

      "LOC DEFAULT" means any material default by the JQH Borrower under the JQH Line of Credit to the extent not cured within the applicable time period therefor as provided therein.

      "MANAGEMENT AGREEMENT" has the meaning set forth in Section 8.3 hereof.

      "MAJORITY APPROVAL OF THE PARTNERS" means the Approval of a Majority in Interest of the Partners, which Approval shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Partners, in their reasonable discretion; provided that if any such action adversely affects only certain classes or series of Partnership Units, "APPROVAL OF THE PARTNERS" means the Approval of a Majority in Interest of the Partners of the affected classes or series of Partnership Units.

      "MAJORITY IN INTEREST OF THE PARTNERS" means Partners holding more than fifty percent (50%) of the number of all outstanding Partnership Units entitled to Approval of or withhold Approval from a proposed action.

      "NET DEBT" means, as of the applicable Partnership Record Date, an amount equal to (a) the outstanding amount of indebtedness for borrowed money of the Partnership and its Subsidiaries (it being understood that the amounts of such indebtedness of such Subsidiaries shall be counted for this purpose only to the extent of the Partnership's interest in such

Subsidiaries), less (b) the aggregate amount of Cash of the Partnership and its Subsidiaries (it being understood that the amounts of Cash of such Subsidiaries shall be counted for this purpose only to the extent of the Partnership's interest in such Subsidiaries).

      "NET INCOME" or "NET LOSS" means, for each Partnership Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year (treating, for avoidance of doubt, any amounts paid by the Partnership pursuant to the Tax Indemnity Agreement as items of expense in calculating the Partnership's taxable income), determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Income (or Net
      Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

            (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

            (c) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

            (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Tax Depreciation for such Partnership Year;

            (f) To the extent that an adjustment to the adjusted tax basis of any Partnership Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

            (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to
      Section 6.3 hereof shall not be
      taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

      "NET WORTH" means an amount equal to the greater of (a) Liquidation Value and (b) Going Concern Value; provided that Net Worth shall mean (i) an amount equal to the sum of the capital accounts as of the Effective Time of the General Partner and the Hammons Limited Partners during the twelve-month period commencing on the Effective Date and (ii) Liquidation Value during the twelve-month period immediately preceding the Liquidation Completion Deadline.

      "NET WORTH THRESHOLD" means (a) until the earlier to occur of such time as
(i) the Liquidation Notice is delivered in accordance with Section 15.1 (the "LIQUIDATION NOTICE DELIVERY") and (ii) it has been reasonably established that TRS has terminated the Management Agreement in violation of the terms thereunder (any such termination so established, a "WRONGFUL TERMINATION EVENT"), an amount equal to $425 million, and (b) after the earlier to occur of (i) the Liquidation Notice Delivery and (ii) a Wrongful Termination Event, an amount equal to $500 million; provided that after any of the Early Liquidity Units have been purchased pursuant to Section 15.3, Net Worth Threshold shall mean (a) until the earlier to occur of (i) the Liquidation Notice Delivery and (ii) a Wrongful Termination Event, an amount equal to (A) $425 million, less (B) the product of $425 million, multiplied by the quotient of (1) the aggregate amount, if any, of the Early Liquidity Price paid prior to such time by the Partnership and the Required Holders pursuant to Section 15.3 upon purchase of the Early Liquidity Units thereunder, divided by (2) $335 million, and (b) after the earlier to occur of (i) the Liquidation Notice Delivery and (ii) a Wrongful Termination Event, an amount equal to (A) $500 million, less (B) the product of $500 million, multiplied by the quotient of (1) the aggregate amount, if any, of the Early Liquidity Price paid prior to such time by the Partnership and the Required Holders pursuant to Section 15.3 upon purchase of the Early Liquidity Units thereunder, divided by (2) $335 million.

      "NEUTRAL EXPERT" means (i) in the case of a disagreement with respect to the determination of Operating Cash, Available Closing Cash or Other Cash, [____________] or such other nationally recognized, independent public accounting firm to which the General Partner and the Hammons Representative may agree in writing, (ii) in the case of a disagreement with respect to the determination of the Going Concern Value, [____________] or such other independent, nationally recognized investment banking firm to which the General Partner and the Hammons Representative may agree in writing and (iii) in the case of a disagreement with respect to the determination of the Liquidation Value, [____________] or such other independent, nationally recognized real estate appraisal or valuation firm to which the General Partner and the Hammons Representative may agree in writing.(1)

----------------
(1) Mr. Hammons to propose Neutral Experts. As of the Effective Date, each selected Neutral Expert will have entered into an agreement with the Partners providing that such Neutral Expert has not had, does not have, and will not have (other than to serve as a Neutral Expert) a business relationship with the Partnership, the General Partner, JQH, or any of the Hammons Limited Partners

      "NEW JQH LLC" means John Q. Hammons Hotels Management, LLC, a limited liability company formed under the laws of the state of Delaware, and party to the Management Agreement.

      "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

      "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "NOTE DEFICIENCY" has the meaning set forth in Section 4.5 hereof.

      "NOTE DEFICIENCY CAPITAL CONTRIBUTION" has the meaning set forth in
Section 4.5 hereof.

      "NOTE DEFICIENCY NOTICE" has the meaning set forth in Section 4.5 hereof.

      "NOTES" has the meaning set forth in Section 4.5 hereof.

      "OPERATING CASH" means, with respect to any fiscal quarter for which such calculation is being made, an amount equal to the Cash Flow generated for such fiscal quarter, less the Required Reserve for such fiscal quarter.

      "OPTION EXPENSE" means, the amounts paid pursuant to Section 2.6 of the Merger Agreement of Merger Sub and John Q. Hammons Hotels, Inc., and related to the bonuses paid with respect to the options owned by the employees and former employees of the Partnership and its subsidiaries as provided for in Amendment No. 4 to the Second Amended and Restated Limited Partnership Agreement;

      "OTHER CASH" means, as of the applicable Partnership Record Date, the aggregate amount of all Cash of the Partnership and its Subsidiaries, other than Available Closing Cash and Undistributed Operating Cash.

      "OTHER LIMITED PARTNERS" means all of the Limited Partners other than the Hammons Limited Partners.

      "PARTNER" means the General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners.

      "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a

Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      "PARTNERSHIP" means the limited partnership formed and continued under the Act and pursuant to the Prior Agreement, this Agreement, and any amendments thereto.

      "PARTNERSHIP COMMON UNIT" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Article IV hereof that has the rights and obligations specified with respect to Partnership Common Units in this Agreement, but does not include any Hammons Preferred Unit or any other Hammons Preferred Units specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

      "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Partnership Interest of each Partner shall be expressed as a number of Partnership Common Units or Hammons Preferred Units or other Partnership Units and shall be evidenced by a Partnership Unit Certificate.

      "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

      "PARTNERSHIP RECORD DATE" means the record date established by the General Partner from time to time for the Distribution of Operating Cash, Closing Cash or Other Cash pursuant to Section 5.1.

      "PARTNERSHIP REDEMPTION DATE" means the first Business Day following the death of JQH.

      "PARTNERSHIP REDEMPTION NOTICE" has the meaning set forth in Section 15.2(a) hereof.

      "PARTNERSHIP REDEMPTION RIGHT" has the meaning set forth in Section 15.2(a) hereof.

      "PARTNERSHIP UNIT" shall mean a Partnership Common Unit, a Hammons Preferred Unit or any other fractional share of the Partnership Interests that the General Partner has authorized or may authorize pursuant to Section 4.1 or
Section 4.2 or Section 4.3 hereof. The ownership of Partnership Units shall be evidenced by Partnership Unit Certificates.

      "PARTNERSHIP UNIT CERTIFICATE" means a certificate for Partnership Common Units, Hammons Preferred Units or any other Partnership Units issued in the form attached hereto as Exhibit D or such other certificate issued by the Partnership to evidence a Partnership Unit.

      "PARTNERSHIP UNIT DESIGNATION" has the meaning set forth in Section 4.2(a) hereof.

      "PARTNERSHIP YEAR" means the fiscal year of the Partnership.

      "PERCENTAGE INTEREST" means, as to each Partner, its interest in the Partnership Units, as determined by dividing the Partnership Units owned by such Partner by the aggregate number of Partnership Units then outstanding.

      "PERMITTED TRANSFER" has the meaning set forth in Section 11.3(a) hereof.

      "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

      "PREFERRED ALLOCATIONS PERCENTAGE" means, as of any time, a fraction, expressed as a percentage, (a) the numerator of which is equal to the product of 2.5, multiplied by the aggregate number of all Hammons Preferred Units outstanding as of such time, and (b) the denominator of which is equal to the aggregate number of all Partnership Units outstanding as of such time.

      "PREFERRED REDEMPTION PRICE" means an amount equal to the balance, if any, of the positive Capital Account balances of the Hammons Limited Partners, after giving effect to all contributions, distributions and allocations for all periods, including the effects of a Book-up of Capital Accounts, but no less than the Capital Accounts shown for Hammons Preferred Units (other than the Hammons Preferred Units purchased by the Partnership or the Required Holders pursuant to Section 15.3) as of the Effective Time on Exhibit A.

      "PRIOR AGREEMENT" has the meaning set forth in the Introduction hereof.

      "PROPERTIES" means all of the assets and properties of the Partnership and its Subsidiaries, including, without limitation, interests in real property and personal property, including, without limitation, fee interests, leasehold interests, interests in ground leases, easements and rights of way, air rights, surface rights, subsurface rights, interests in limited liability companies, joint ventures, partnerships or other entities, interests in mortgages, and Debt instruments as the Partnership may hold from time to time, and "PROPERTY" shall mean any one such asset or property.

      "PROTECTED PROPERTIES" has the meaning set forth in the Tax Indemnity Agreement.

      "PUBLICLY TRADED" means listed or admitted to trading on any U.S. national securities exchange or the NASDAQ Stock Market's National Market System.

      "QUALIFIED INDEPENDENT CONTRACTOR" means a company (i) regularly engaged in managing at least two Qualified Lodging Facilities for a Person who is not related (within the meaning of Code Section 856(d)(9)(F)) to any Taxable REIT Subsidiary, to iStar or to any other REIT which has made a taxable REIT subsidiary election with such Taxable REIT Subsidiary, and (ii) from which iStar and any other such REIT receives no income.

      "QUALIFIED LODGING FACILITY" means a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities operated as part of, or associated with, the lodging facility, so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners, and where no wagering activities are conducted at or in connection with such facility by any Person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility, as more fully defined under Code Section 856(d)(9)(D).

      "QUALIFIED REFINANCING DEBT" means, as of any time, any new or refinanced Debt of the Partnership or any Subsidiary of the Partnership, to the extent that the sum of (a) the original principal amount of such new or refinanced Debt and
(b) the aggregate amount of all other outstanding Debt of the Partnership and its Subsidiaries (including all accrued (but unpaid) interest on such outstanding Debt) immediately after the incurrence of such new or refinanced Debt does not exceed the sum of (x) the aggregate amount of all of the Debt of the Partnership and its Subsidiaries outstanding as of the Effective Date (including all accrued (but unpaid) interest on such outstanding Debt), less the aggregate amount, if any, of Allocated Property-Level Debt of the Properties set forth on Exhibit B that have been sold (other than in connection with a Code
Section 1031 transaction) after the Effective Date through such time, less the amount, if any, by which the aggregate amount of Allocated Property-Level Debt of the Properties set forth on Exhibit B that have been disposed of after the Effective Date through such time in connection with a Code Section 1031 transaction exceeds the aggregate amount of Debt secured by the replacement properties acquired in exchange for such Properties and (y) the aggregate amount of all costs and expenses associated with the incurrence of such new or refinanced Debt, including, without limitation, any prepayment penalties, premiums (including any tender premiums) or "make whole" amounts payable in connection with the incurrence of such new or refinanced Debt, provided that in the case of the incurrence of any new or refinanced Debt in connection with the refinancing of the Notes, for purposes of this clause (y), the aggregate amount of all tender premiums payable in connection with any such refinancing (the "TENDER PREMIUMS") shall not exceed $25 million, unless the aggregate amount of savings in interest payments resulting from the incurrence of such new Debt (calculated over a ten-year period, commencing on the date of such incurrence, and without taking into account the time value of such savings) is greater than the amount by which the Tender Premiums exceed the redemption premiums applicable as of such time (or in the absence of premiums that are applicable as of such time, the redemption premiums next applicable) under Section 3.07(c) of the Indenture.

      "QUALIFIED TRANSFEREE" means any Person, other than (a) any natural person who has been convicted of a felony or any crime involving moral turpitude, in each case, within the five-year period prior to the time of the applicable Transfer and (b) any Person that is not a natural person, whose controlling equity holder, chairman or chief executive officer or similar officer has been convicted of a felony or any crime involving moral turpitude, in each case, within the five-year period prior to the time of the applicable Transfer.

      "QUALIFYING TENANT" has the meaning set forth in Section 3.5.

      "RECAPTURE INCOME" means income that is characterized as ordinary income pursuant to Code Sections 1245 or 1250.

      "REGULATIONS" means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3(b)
(viii) hereof.

      "REIT" means a "real estate investment trust" as defined under Code
Section 856.

      "REIT PARTNER" means a REIT which is a Partner or which directly or indirectly owns a Partner.

      "REIT STATUS" means qualification as a "real estate investment trust" within the meaning of Code Section 856(a).

      "REMAINING EARLY LIQUIDITY PRICE" means, as of any time, an amount equal to (a) the Early Liquidity Price, less (b) the aggregate amount, if any, of the Early Liquidity Price paid prior to such time by the Partnership and the Required Holders pursuant to Section 15.3 upon purchase of the Early Liquidity Units thereunder.

      "REQUIRED HOLDERS" has the meaning set forth in Section 15.3(b).

      "REQUIRED RESERVE" means an amount equal to 5.0% of Gross Revenues through the seventh anniversary of the Effective Date and 5.5% of Gross Revenues thereafter.

      "REVERSE CODE SECTION 704(c) GAIN" means any item affecting the computation of taxable income that is subject to a special allocation after a Book-up pursuant to Regulations Section 1.704-1(b)(4)(i).

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "SOLE AND ABSOLUTE DISCRETION" has the meaning set forth in Section 7.8.

      "STIPULATED FIRST YEAR NET WORTH" has the meaning set forth in Section
5.4.

      "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), (x) a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or (y) that Person shall be or control any managing director or general partner controlling such business entity (other than a corporation).

      "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

      "TARGET PARTICIPATION AMOUNT" means the greater of (a) the excess, if any, of the cumulative amounts credited to the Capital Accounts of the Holders of Hammons Preferred Units after the Effective Time (other than pursuant to Section 6.2(b)(i)) over the cumulative amounts debited against such Holders' Capital Accounts after the Effective Time and (b) 5% of the first $100 million of Appreciation and 3% of all Appreciation in excess of $100 million, where "APPRECIATION" equals the difference (only if positive) derived by subtracting the Threshold Value from the Special Liquidation Value. For this purpose, (i) "THRESHOLD VALUE" equals the sum of (A) (x) the Initial Value grown at 0.125% per month, but compounded annually, from the Effective Date through the last valuation date prior to the delivery of the Liquidation Notice, reduced by (y) previously Distributed Closing Cash, plus (B) the Special Capital Contributions, with each related Capital Contribution (and related transaction costs) grown at 0.67% per month, but compounded annually, from the date on which such Capital Contribution was made through the last valuation date prior to the delivery of the Liquidation Notice; (ii) "SPECIAL LIQUIDATION VALUE" equals the Liquidation Value as determined most recently prior to the delivery of the Liquidation Notice; (iii) "INITIAL VALUE" equals the sum of the Debt of the Partnership and its Subsidiaries as of the Effective Time and the Capital Accounts balances of the Partners as of the Effective Time as set forth on Exhibit A; and (iv) "SPECIAL CAPITAL CONTRIBUTIONS" equals the aggregate amount of Capital Contributions made after the Effective Time and all transactions costs related thereto.

      "TAXABLE REIT SUBSIDIARY" means any entity treated as a corporation under the Code which (i) to the extent it is a lessee of any lodging facility, leases only Qualified Lodging Facilities which are managed by a Qualified Independent Contractor, (ii) which executes an election on the applicable IRS form with iStar and such other REITs as they so request to be treated as a "taxable REIT subsidiary" thereof for purposes of Code Section 856, and (iii) which is not engaged in managing any lodging facilities or health care facilities within the meaning of Code Section 856(l)(4).

      "TAX DEPRECIATION" means, for each Partnership Year or other applicable period, an amount equal to the Federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Tax Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Tax Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated as of the Effective Date, by and among JQH, the Hammons Limited Partners and the Partnership.

      "TAX ITEMS" has the meaning set forth in Section 6.4(a) hereof.

      "TRS" means [____________], a wholly-owned subsidiary of the Partnership.

      "TENDER PREMIUMS" has the meaning set forth in the definition of "Qualified Refinancing Debt."

      "TRANSACTION AGREEMENT" means the Amended and Restated Transaction Agreement, dated as of June [__], 2005, by and among JD Holdings, LLC, a Delaware limited liability company, JQH Acquisition, LLC, a Delaware limited liability company, JQH, JQH Trust, Hammons, Inc. and John Q. Hammons Hotels, Inc., a Delaware corporation, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "TRANSACTION COSTS" means all out-of-pocket expenses of JQHA and its Affiliates incurred by them or on their behalf through the Effective Date in connection with or related to the authorization, preparation, negotiation, execution or performance of the Merger Agreement, the Transaction Agreements (as defined in the Amended and Restated Transaction Agreement) and all of the agreements and transactions contemplated thereby, including, without limitation, expenses that are payable to their accountants and legal counsel; provided that Transaction Costs will not include any of the foregoing expenses to the extent reimbursed by the Partnership pursuant to the Merger Agreement.

      "TRANSFER" means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition (whether by merger, consolidation or otherwise) or act of alienation, whether voluntary or involuntary, or by operation of law; provided, however, that when the term is used in Article 11 hereof, "TRANSFER" does not include (a) any redemption of Hammons Preferred Units by the Partnership, or acquisition of Hammons Preferred Units by the General Partner or any of its Affiliates, pursuant to Article 15 or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms "TRANSFERRED" and "TRANSFERRING" have correlative meanings.

      "TRANSFER PROVISIONS" has the meaning set forth in Section 11.7.

      "TRUSTEE" has the meaning set forth in Section 4.5 hereof.

      "UNDISTRIBUTED CLOSING CASH" means, as of the applicable Partnership Record Date, the aggregate amount of Closing Cash that remains available for distribution pursuant to Section 5.1(a)(ii).

      "UNDISTRIBUTED OPERATING CASH" means, as of the applicable Partnership Record Date, the aggregate amount of Operating Cash that remains available for distribution pursuant to Section 5.1(a)(i).

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

      Section 2.1 Continuation of Partnership; Recapitalization. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. Immediately upon the Effective Date of this Agreement, a recapitalization of the Partnership Interest shall occur as follows: (a) the respective Limited Partnership Interests of the JQH Entities shall be converted to Hammons Preferred Interests; (b) the General Partner's Partnership Interest shall be converted into $7 million of Hammons Preferred Interest and the General Partner Interest provided for in this Agreement (the "Recapitalization"). The parties agree that, for all purposes under the Code and on the books and records of the Partnership, the transactions contemplated by the Affiliate Transaction Agreements and this Agreement shall:
(a) result in a Book-up of the Partners' Capital Accounts to $328 million for the Hammons Limited Partners and [AN AMOUNT EQUAL TO THE AMOUNT REQUIRED TO PAY FOR ANY OPTIONS EXERCISED ON THE SHARES OF CLASS A COMMON STOCK AND TO PAY THE BONUS EXPENSE AS SET FORTH IN SECTION 2.6 OF THE MERGER AGREEMENT, PLUS "TRANSACTION COSTS" (AS DEFINED ABOVE) FOR THE GENERAL PARTNER]; (b) constitute a Recapitalization of the partnership interests existing immediately before the Effective Date of this Agreement into the Partnership Interests contemplated hereunder; (c) create Reverse Code Section 704(c) Gain as set forth on Exhibit E hereof; and (d) will not result in a termination of the Partnership for Federal income tax purposes within the meaning of Code Section 708.

      Section 2.2 Name. The name of the Partnership shall be "John Q. Hammons Hotels, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its Sole and Absolute Discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners in writing of such change no later than 30 days after any such change. Notwithstanding the foregoing, except with respect to the name, "JQH Acquisition LLC" and except as provided in the Management Agreement or in connection with any filings made under the Securities Act and subject to the requirements under the Indenture or any of the related security agreements, without the Consent of the Hammons Limited Partners, the Partnership, the General Partner and its Affiliates and Subsidiaries shall not use the names "Hammons," or "John Q. Hammons," or the initials "JQH" in any of their activities, promotions, brochures, stationery, products, or any other respect and shall not use any such name or names in any business context.

      Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Service Company. The principal office of the Partnership is located at [________________________________], or such other place as the

General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4 Power of Attorney.

            (a) Subject to the limitations of Section 14.2, each Limited Partner and Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution to act in good faith as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator, as the case may be, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (d) all instruments relating to the Capital Contribution of any Partner or the admission, withdrawal, removal or substitution of any Partner made pursuant to the terms of this Agreement; and

                  (ii) execute, swear to, acknowledge and file the ballots,
            consents, approvals, waivers, certificates and other instruments appropriate or necessary to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary to effectuate the terms or intent of the parties to this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to (A) amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement or (B) limit in any manner the right of the Hammons Limited Partners to consent to the actions specified herein that require the Consent of the Hammons Limited Partners.

            (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person's Partnership Interest and shall extend to such Person's heirs, successors, assigns and personal representatives. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4(b), no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

      Section 2.5 Term. The term of the Partnership commenced on September 5, 1989, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

      Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iii) to conduct the business of providing property and asset management, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (iv) to do anything necessary or incidental to the foregoing.

      Section 3.2 Powers. Subject to Section 7.3, the Partnership shall have all powers necessary or desirable to accomplish the purposes set forth in Section
3.1. In connection with, and without limiting the generality of, the foregoing, subject to the terms and conditions of this Agreement, (a) the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business; and (b) the Partnership shall have full power and authority to do any and all other acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

      Section 3.3 Partnership Only for Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

      Section 3.4 Representations and Warranties by the Partners.

            (a) Each Partner that is a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner's property to be contributed is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iii) such Partner does not, and for so long as it is Partner will not, own, directly, indirectly or Constructively, any interest in any REIT that would cause any items of rental income of any of the General Partner and any of its future Affiliates, or of the Hammons Limited Partners or any successor thereto directly or indirectly owned by a REIT, who makes a determination to elect to have REIT Status or issues securities to any REIT or REIT subsidiary, to fail any requirement for being treated as "rents from real property" within the meaning of Code Section 856(d).

            (b) Each Partner that is not a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders (as the case may be) is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e) and (iv) such Partner does not, and for so long as it is Partner will not, own, directly, indirectly or Constructively, any interest in any REIT that would cause any items of rental income of any of the General Partner and any of its future Affiliates, or of the Hammons Limited Partners or any successor thereto directly or indirectly owned by a REIT, who makes a determination to elect to have REIT Status or issues securities to any REIT or REIT subsidiary, to fail any requirement for being treated as "rents from real property" within the meaning of Code Section 856(d).

            (c) Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly illiquid investment.

            (d) The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

            (e) Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

      Section 3.5 Compliance with REIT Provisions. So long as iStar has any interest in the Partnership, whether as a pledgee of Partnership Units, as a Partner, or by means of a participation or other direct or indirect beneficial interest in Partnership profits or distributions, the Partnership shall conduct its activities and own its assets in the following manner:

            (a) all hotels and other lodging facilities owned directly or indirectly by the Partnership shall be operated as Qualified Lodging Facilities and leased to a Taxable REIT Subsidiary, or to a Person (a "QUALIFYING TENANT") in which the Partnership does not own, directly, indirectly or Constructively a 10% or greater interest in the vote, value, capital or profits interest of its equity securities, with such terms that all income thereunder qualifies as "rents from real property" within the meaning of Code Section 856; each Taxable REIT Subsidiary shall be charged management fees no higher than arms-length rates and may be allocated only its proportional share of any overhead expenses; no services shall be provided to any Taxable REIT Subsidiary by the

      Partnership, but the Partnership and each Taxable REIT Subsidiary may properly apportion among themselves shared expenses for accounting costs, tax return preparation, salaries and other general overhead;

            (b) all other Partnership properties shall be leased to a Qualifying Tenant under a lease with such terms that all income thereunder qualify as "rents from real property" within the meaning of Code Section 856;

            (c) the Partnership shall earn no revenues from its properties other than rents from real property, gains from the sale or other disposition of real estate assets, and other income described under Code Section 856(c)(3) (other than (c)(3)(I));

            (d) the Partnership shall have no direct or indirect interest in any property properly includible in inventory or held for sale to customers in the ordinary course of business, unless such property is held through a Taxable REIT Subsidiary;

            (e) the Partnership shall own no more than 10% by vote or value, directly or indirectly, of the securities of any issuer unless such securities qualify as "straight debt" within the meaning of Code Section 856(m) with respect to iStar, are exempted from the definition of "securities" under Code Section 856(m), or are securities issued by a Taxable REIT Subsidiary; in particular, the John Q. Hammons Hotels Finance Corporation III and the Food and Beverage Holding Company and its corporate subsidiaries shall be qualified as Taxable REIT Subsidiaries as of the Effective Date;

            (f) at least 75% of the Partnership's gross income each calendar year shall qualify as income described in Code Section 856(c)(3) (other than (c)(3)(I)); and

            (g) at least 75% by value of the Properties at the end of each calendar quarter shall qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A). iStar is a third party beneficiary of this Agreement.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

      Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership, as set forth in the books and records of the Partnership. On the Effective Date, the Partnership is being Recapitalized as set forth in Section 2.1 above so that each Partner will own Partnership Units in the amounts, of the class and with the Capital Accounts set forth on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to accurately reflect sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of Additional Partnership Units, or similar events having an effect on a Partner's ownership of Partnership Units. Except as provided by law or in Section 4.2, 4.3, 4.5 or 10.4 hereof, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The Capital Accounts of the Partners and the Gross Asset Values of the Partnership's Properties are being restated as of the Effective Time. The restated Capital Accounts of the Partners are set forth on the attached Exhibit A.

      Section 4.2 Issuances of Additional Partnership Interests and Additional Partnership Units.

            (a) General. Subject to Section 4.2(c) and Section 7.3(a), the General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests ("ADDITIONAL PARTNERSHIP INTERESTS"), in the form of additional Partnership Units (other than Hammons Preferred Units) ("ADDITIONAL PARTNERSHIP UNITS"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its Sole and Absolute Discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, subject to Section 4.2(c) and Section 7.3(a), the General Partner is expressly authorized to cause the Partnership to issue Additional Partnership Interests (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership and (ii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership. Subject to Section 4.2(c), any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including, without limitation, rights, powers and duties that may be senior or otherwise entitled to preference over existing Partnership Units except the Hammons Preferred Units) as shall be determined by the General Partner, in its Sole and Absolute Discretion without the approval or consent of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a "PARTNERSHIP UNIT DESIGNATION"). With respect to any additional Partnership Interests (and any related Partnership Units) issued pursuant to this Section 4.2(a) and without limiting the generality of the foregoing, subject to Section 4.2(c), the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Additional Partnership Interests. Upon the issuance of any Additional Partnership Interest, the General Partner shall issue a Partnership Unit Certificate evidencing such Additional Partnership Interest and shall amend Exhibit A and the books and records of the Partnership as appropriate to reflect such issuance. Additionally, upon the issuance of any Additional Partnership Interests, the General Partner shall provide to the Hammons Limited Partners notice of such issuance no later than 30 days after such issuance, including a copy of an amended Exhibit A reflecting such issuance, the rights and preferences of the issued Partnership Interest and the consideration given therefor. If any Partnership Interest is granted to the General Partner or any of its Affiliates, the amount credited to the Capital Account of the Partner in respect of the contribution shall not be in excess of the fair market value of the contributed property, the number of Units issued with respect to such Partnership Interest shall be consistent with the amount credited to the Capital Account for such contribution, and such amount shall be deemed the amount of the Capital Contribution for purposes of the Special Capital Contribution with respect to such contribution.

            (b) No Preemptive Rights. Except as expressly set forth in Article 15, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or other similar right or rights to subscribe for or acquire any Partnership Interest; provide that, subject to Section 4.2(c), the General Partner shall have the right to grant any such right in its Sole and Absolute Discretion.

            (c) Hammons Preferred Units. Notwithstanding anything herein to the contrary, for so long as there are Hammons Preferred Units outstanding, without the Consent of the Hammons Limited Partners, the General Partner shall not cause the Partnership to, and the Partnership shall not, (i) authorize the issuance of (A) any notes or debt securities or other rights, instruments, contracts and compensatory arrangements of any kind or nature whatsoever containing equity features or (B) any Partnership Interests or other equity securities (or any securities convertible into or exchangeable for any Partnership Interests or other equity securities), which, in the case of each of clause (A) and clause (B) foregoing, have capital rights, distribution rights, redemption rights or rights upon liquidation, winding up and dissolution, that are senior to, or pari passu with, the Hammons Preferred Units, (ii) change its tax status to any entity classification other than a partnership for federal, state or local income tax purposes; or (iii) make any in-kind distribution of any Property, right or interest of the Partnership.

      Section 4.3 Additional Funds and Capital Contributions.

            (a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("ADDITIONAL FUNDS") for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its Sole and Absolute Discretion. Subject to Section 4.2(c) and Section 7.3(a), additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval or consent of any Limited Partner or any other Person.

            (b) Additional Capital Contributions. Subject to Section 4.2(c) and
      Section 7.3(a), the General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) (and shall issue additional Partnership Unit Certificates evidencing such issuance) in consideration therefor.

            (c) Loans by Third Parties. Subject to Section 7.3(a), the General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including, subject to Section 4.2(c), making such Debt convertible, redeemable or exchangeable for Partnership Units.

            (d) Affiliate Loans. Subject to Section 4.2 and Section 7.3(a)(iii), the General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with any of its Affiliates.

      Section 4.4 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or its Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

      Section 4.5 Note Deficiency Capital Contribution. Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 14.2, if at any time and from time to time a Note Deficiency (as hereinafter defined) exists, JQH or Hammons, Inc. shall be obligated to make a capital contribution to the Partnership in an amount equal to $180,000,000 of such Note Deficiency, and Hammons, Inc. shall be obligated to make a capital contribution to the Partnership in an amount of $15,000,000 of such Note Deficiency (the "NOTE DEFICIENCY CAPITAL CONTRIBUTION"); provided, however, that in no event shall the aggregate amount required to be contributed by JQH and Hammons, Inc., from time to time, pursuant to this Section 4.5 exceed $195,000,000.00, less any amounts previously contributed pursuant to this Section 4.5. A "NOTE DEFICIENCY" shall exist if, in connection with an Event of Default (as defined in the Indenture) under the Indenture (the "INDENTURE") relating to the First Mortgage Notes due 2012 (the "NOTES"), the proceeds from a sale or other disposition of the collateral under the Indenture are insufficient to satisfy the amounts due on the Notes. Any Note Deficiency Capital Contributions made pursuant to this
Section 4.5 shall be used to pay the Note Deficiency. In the event that a Note Deficiency exists, the General Partner shall within ten days send a notice ("NOTE DEFICIENCY NOTICE") to JQH and Hammons, Inc., setting forth (i) the amount of the Note Deficiency, (ii) the amount of Note Deficiency Capital Contribution required under this Section 4.5 and (iii) the date on which payment of such Note Deficiency Capital Contribution is due, which date shall be no earlier than 30 days after the Note Deficiency Notice is sent. If the General Partner does not send the Note Deficiency Notice within the prescribed period, the trustee under the Indenture (the "TRUSTEE") shall be entitled to send the Note Deficiency Notice. This Section 4.5 is for the benefit of the holders of the Notes under the Indenture and, in accordance with the Indenture, the Trustee shall have the power to act on behalf of the holders of the Notes under the Indenture and to enforce the obligations of JQH and Hammons, Inc., under this
Section 4.5. The obligations under this Section 4.5 shall be personal to JQH and Hammons, Inc., and shall not be affected by any Transfer by them of all or any part of their Partnership Interests, and JQH and Hammons, Inc., shall have (A) no right to the return from the Partnership of any Note Deficiency Capital Contributions made pursuant to this Section 4.5, (B) no right to indemnification from the Partnership or any Partner with respect to any such Note Deficiency Capital Contribution and (C) no right of subrogation with respect to any such Note Deficiency Capital Contribution. This Section 4.5 may not be amended without the express written approval of holders of at least a majority in principal amount of the Notes.

      Section 4.6 Other Contribution Provisions. In the event that any Person is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the

Partnership, such transaction shall be treated by the Partnership and the affected Person as if the Partnership had compensated such Person in cash and such Person had contributed the cash to the capital of the Partnership in return for Additional Partnership Units pursuant to Section 4.2. In addition, subject to Section 4.2 and Section 7.3(a), with the written consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership; provided that such agreements do not reduce the share of liabilities otherwise allocable to the Hammons Limited Partners as set forth in Section 4.5, as provided in the Tax Indemnity Agreement.

                                    ARTICLE 5
                                  DISTRIBUTIONS

      Section 5.1 Distributions.

            (a) Subject to the terms of this Section 5.1, the General Partner shall have the right at any time and from time to time, in its Sole and Absolute Discretion, to cause the Partnership to make Distributions as follows:

                  (i) First, to Distribute all, or such portion as the General
            Partner may in its Sole and Absolute Discretion determine of, Operating Cash in respect of the then current fiscal quarter and all prior fiscal quarters (to the extent not previously Distributed) as follows: (A) to the Holders of Partnership Units on the Partnership Record Date (in the proportion that the number of Partnership Units held by each such Holder as of the Partnership Record Date bears to the aggregate number of Partnership Units outstanding as of the Partnership Record Date) until such time as the Liquidation Notice is delivered, and (B) after the Liquidation Notice is delivered, to the Holders of Partnership Common Units on the Partnership Record Date (in the proportion that the number of Partnership Common Units held by each such Holder as of the Partnership Record Date bears to the aggregate number of Partnership Common Units outstanding as of the Partnership Record Date);

                  (ii) Second, after Undistributed Operating Cash is an amount equal to zero, to Distribute all, or such portion as the General Partner may in its Sole and Absolute Discretion determine of, Available Closing Cash to the Holders of Partnership Common Units on the Partnership Record Date (in the proportion that the number of Partnership Common Units held by each such Holder as of the Partnership Record Date bears to the aggregate number of Partnership Common Units outstanding as of the Partnership Record Date), so long as (A) such Distribution does not reduce Net Worth below the Net Worth Threshold and (B) during any Partnership Year, the aggregate amount of all such Distributions does not exceed the Annual Cap; and

                  (iii) Third, after Undistributed Closing Cash is an amount equal to zero, to Distribute all, or such portion as the General Partner may in its Sole and Absolute Discretion determine of, Other Cash to the Holders of Partnership Common Units on the Partnership Record Date (in the proportion that the number of Partnership Common Units held by each such Holder as of the Partnership Record Date bears to the aggregate number of Partnership Common Units outstanding as of the Partnership Record Date), so long as such Distribution does not reduce Net Worth below the Net Worth Threshold.

            (b) Notwithstanding the foregoing, so long as the Hammons Limited Partners or any of their transferees (other than the Required Holders) hold any Hammons Preferred Units, without the Consent of the Hammons Limited Partners, no Distributions shall be made pursuant to Section 5.1(a), unless (i) as of a proposed Partnership Record Date, the Partnership and its Subsidiaries have funds (either in the form of cash or cash equivalents or pursuant to lines of credit) available for working capital purposes in an amount not less than $2,000 for each guest room of the hotels owned by the Partnership and its Subsidiaries, with not less than $5 million of such funds being in the form of cash or cash equivalents, and (ii) the Partnership is in compliance with its obligations under Section 7.6 hereof in all material respects.

            (c) Notwithstanding anything herein to the contrary, after such time as the Hammons Limited Partners and their transferees (other than the Required Holders) cease to hold any Hammons Preferred Units, the General Partner shall have the right to cause Distributions to be made at any time and in such amounts and manner as the General Partner may determine in its Sole and Absolute Discretion.

      Section 5.2 Certain Tax Distributions. Subject to limitations imposed by any credit agreement to which the Partnership or any of its Subsidiaries is subject, if, as a result of a sale or other disposition of a hotel property of the Partnership or any of its Subsidiaries (other than an asset that is one of the Protected Properties), a Hammons Limited Partner is allocated taxable income or gain (net of any allocation of taxable loss or deduction), the Partnership shall distribute to such Hammons Limited Partner such amount as is necessary to satisfy any income tax obligations of such Hammons Limited Partner for the relevant Partnership Year incurred due to such allocation of net taxable income or gain, assuming that such net taxable income or gain is subject to the maximum marginal rates applicable, and shall make any such distribution hereunder as promptly as possible and provide interest free financing for any delay period; provided, however, that such tax distributions will be made on sales or other dispositions of any hotel property of the Partnership or any of its Subsidiaries, including Protected Properties, following delivery of the Liquidation Notice and prior to the death of JQH in an amount not to exceed the net proceeds received from any such sale or other disposition, including after payment of all Debt on such property, no later than by the end of the Partnership Year during which such sale or other disposition occurs, and all such tax distributions shall be treated as advances of, and shall be offset against, any payments such Hammons Limited Partner is entitled to receive in respect of the Preferred Redemption Price.

      Section 5.3 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues Additional Partnership Units pursuant to the provisions of Article 4 hereof (subject to Section 4.2(c)), the General Partner is hereby authorized to reallocate only the Distributions allocable to Partners other than the Hammons Limited Partners as necessary or desirable to reflect the issuance of such Additional Partnership Units. The General Partner shall not be authorized under this Section 5.3 to reallocate any Distributions otherwise allocable to the Hammons Limited Partners.

      Section 5.4 Determination of Operating Cash, Available Closing Cash, Other Cash and Net Worth. The General Partner shall deliver to the Hammons Representative a GP Certificate, setting forth in reasonable detail and certifying the General Partner's determination of, as applicable, (a) Operating Cash no less than fifteen (15) days prior to making any Distribution pursuant to
Section 5.1(a)(i) hereof, (b) Net Worth, Available Closing Cash and Other Cash no less than thirty (30) days prior to making any Distribution pursuant to
Section 5.1(a)(ii) or Section 5.1(a)(iii) hereof or (c) Net Worth no less than thirty (30) days prior to making any reimbursements pursuant to Section 7.4(b) hereof (the "GP DETERMINATION"), in each case, as of a date as recently as practicable to the date of delivery of the GP Certificate, together with all relevant financial statements and other relevant information supporting such determination and a certification that the Partnership is in compliance with its obligations under Section 7.6 in all material respects; provided that, notwithstanding anything herein to the contrary, the Hammons Limited Partners and the Hammons Representative hereby agree and stipulate that during the twelve-month period commencing on the Effective Date, Net Worth shall be deemed to be an amount not less than (x) the aggregate amount of the Capital Accounts balances of the Partners as of the Effective Time as set forth on Exhibit A, less (y) the aggregate amount of Distributions made pursuant to Sections 5.1(a)(ii) and 5.1(a)(iii) during such period, less (z) the aggregate amount of reimbursements made pursuant to Section 7.4(b) (such amount, the "STIPULATED FIRST YEAR NET WORTH"). Within seven (7) days after receipt of such GP Certificate relating to the determination of Operating Cash, and within fifteen
(15) days after receipt of such GP Certificate relating to the determination of Available Closing Cash, Other Cash or Net Worth, the Hammons Representative shall notify the General Partner in writing if the Hammons Limited Partners agree with the GP Determination, and, if the Hammons Representative accepts the GP Determination, then the same shall be the Operating Cash, Available Closing Cash, Other Cash or Net Worth for purposes of such Distribution or reimbursement, as the case may be. Notwithstanding anything herein to the contrary, neither the Hammons Representative nor any of the Hammons Limited Partners shall be entitled to dispute or otherwise challenge a GP Determination with respect to Net Worth during the twelve-month period commencing on the Effective Date, except, and solely, to the extent that such GP Determination sets forth Net Worth to be an amount in excess of the Stipulated First Year Net Worth. Subject to the sentence immediately foregoing, if the Hammons Representative in good faith does not agree with the GP Determination, then the Hammons Representative shall notify the General Partner of its disagreement in writing, setting forth in reasonable detail the manner in which the Hammons Representative calculates Operating Cash, Available Closing Cash, Other Cash or Net Worth, as applicable, and the expert resolution procedures set forth in
Section 5.5 shall apply (unless the Hammons Representative and the General Partner agree to resolve the disagreement by other means). Any failure by the Hammons Representative to so notify the General Partner in writing of its position with respect to the GP Determination within seven (7) or fifteen (15) days, as applicable, after receipt of the applicable GP Certificate shall be deemed an acceptance by the Hammons Limited Partners of the GP Determination. To the extent necessary to calculate Operating Cash, Available Closing Cash, Other Cash or Net Worth, as the case may be, the Hammons Representative shall have timely access to and shall be provided by the Partnership with any and all relevant financial statements and reports available with respect to the Partnership. The General Partner and the Hammons Limited Partners hereby agree that they shall use reasonable best efforts to have Operating Cash, Available Closing Cash, Other Cash or Net Worth, as the case may be, determined as soon as reasonably possible after a GP Certificate is delivered. No Distribution of Operating Cash, Available Closing Cash or Other Cash shall be made until such time as the GP Determination is accepted by the Hammons Representative or the Neutral Expert has completed its determination of Operating Cash, Available Closing Cash, Other Cash or Net Worth, as applicable.

      Section 5.5 Expert Resolution.

            (a) If the Hammons Representative in good faith does not agree with the GP Determination under Section 5.4, the General Partner's determination of Net Worth under Section 7.3(a)(ii) or the GP LV Determination under Section 9.4, as the case may be, the procedures set forth in this Section 5.5 will apply (unless the Hammons Representative and the General Partner agree to resolve the disagreement by other means).

            (b) Subject to Section 5.5(c), the Neutral Expert alone shall resolve the issue in question.

            (c) The use of a Neutral Expert shall be the exclusive remedy of the parties with respect to any disputes arising in connection with the determination of Operating Cash, Available Closing Cash, Other Cash, Net Worth or Liquidation Value independently, and no party shall attempt to adjudicate such dispute in any other forum; provided that each of the parties shall be entitled to pursue all other remedies to which it may be entitled at law or in equity in the event that the other party fails to act in good faith or in the case of any manifest error made by the Neutral Expert. Subject to the proviso in the sentence immediately foregoing, the decision of the Neutral Expert with respect to any particular determination of Operating Cash, Available Closing Cash, Other Cash, Net Worth or Liquidation Value independently shall be final and binding on the parties in respect of such determination and shall not be capable of challenge, whether by arbitration, in court or otherwise.

            (d) Each party shall be entitled to make written submissions to the Neutral Expert, and if a party makes any submission it shall also simultaneously provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Neutral Expert and to each other all books and records relating to the issue in dispute and shall render to the Neutral Expert any assistance reasonably requested of the parties. The costs of any Neutral Expert and the proceedings hereunder and all other costs under this Section 5.5 for such dispute resolution shall be borne (i) equally by the General Partner, on the one hand, and the Hammons Limited Partners, on the other, in the case of disputes relating to Net Worth or Liquidation Value independently and (ii) entirely by the party whose determination is further from the Neutral Expert's decision in the case of disputes relating to Operating Cash, Available Closing Cash or Other Cash.

            (e) The parties shall cause the terms of engagement of the Neutral Expert to include an obligation on the part of the Neutral Expert to: (i) notify the parties in writing of its decision as soon as practicable, and, in any event, within fifteen (15) days (in the case of Operating Cash, Available Closing Cash or Other Cash) or thirty
      (30) days (in the case of Net Worth or Liquidation Value independently) from the date on which the Neutral Expert has been selected (or such other period as the parties may agree); and (ii) establish a timetable for the making of submissions and replies consistent with clause (i) foregoing.

            (f) The parties shall cause the Neutral Expert to be bound by the provisions of this Agreement and to have no authority to add to, subtract from or otherwise modify such provisions. The Neutral Expert may, however, interpret the provisions of this Agreement, provided that such interpretation is made in a manner consistent with this Agreement.

      Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate Section 17-607 of the Act or other applicable law.

                                    ARTICLE 6
                                   ALLOCATIONS

      Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. For the Partnership Year of the Partnership which includes the Effective Date, the Net Income and Net Loss of the Partnership shall be determined and allocated based on a closing of the books as of the close of business on the Effective Date to appropriately recognize the changes in Net Income and Net Loss percentages resulting from the Recapitalization contemplated by this Agreement.

      Section 6.2 General Allocations.

            (a) In General. Subject to Section 6.3 and Section 11.6(c) hereof, Net Income and Net Loss attributable to any period (or portion thereof) on or before the date the Partnership has received a Liquidation Notice shall be allocated to each of the Holders as follows:

                  (i) The Common Allocations Percentage of Net Income will be allocated to the Holders of Partnership Common Units (in proportion to the number of Partnership Common Units held by each such Holder), and the Preferred Allocations Percentage of Net Income will be allocated to the Holders of Hammons Preferred Units (in proportion to the number of Hammons Preferred Units held by each such Holder); and

                  (ii) Subject to the limitations under Section 6.3(b)(vi), the
            Common Allocations Percentage of Net Loss will be allocated to the Holders of Partnership

            Common Units (in proportion to the number of Partnership Common Units held by each such Holder), and the Preferred Allocations Percentage of Net Loss will be allocated to the Holders of Hammons Preferred Units (in proportion to the number of Hammons Preferred Units held by each such Holder).

            (b)   After Liquidation Notice.

                  (i) In connection with a Liquidating Event or for any period
            (or portion thereof) beginning after the Partnership has received a Liquidation Notice, all items of Partnership gain attributable to the sale or other disposition of capital assets (as defined in Code
            Section 1221) and, without duplication, all Code Section 1231 gains as defined in Code Section 1231 shall be allocated to the Holders of Hammons Preferred Units (in proportion to the number of Hammons Preferred Units held by each Holder) until the Target Capital Account Balance is attained. For this purpose the "TARGET CAPITAL ACCOUNT BALANCE" is the sum of: (A) the aggregate Capital Accounts of the Hammons Preferred Units (other than the Hammons Preferred Units purchased by the Partnership or the Required Holders pursuant to Section 15.3) as listed on Exhibit A as of the Effective Time, and (B) the Target Participation Amount.

                  (ii) In connection with a Liquidating Event or for any period
            (or portion thereof) beginning after the Partnership has received a Liquidation Notice, all Net Income and Net Losses (determined after excluding all items of Partnership gain allocated pursuant to
            Section 6.2(b)(i)) shall be allocated to the Holders of Partnership Common Units (in proportion to the number of Partnership Common Units held by each such Holder).

      Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

            (a) Special Allocations. For each Partnership Year, the General Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the LIBOR Differential for such year.

            (b) Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in
            Regulations Section 1.704-2(f), notwithstanding the provisions of
            Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(b)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise
            provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(b)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations
            Section 1.704-2(i) and shall be interpreted consistently therewith.

                  (iii) Nonrecourse Deductions and Partner Nonrecourse
            Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                  (iv) Qualified Income Offset. If any Holder unexpectedly
            receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(b)(iv) were not in the Agreement. It is intended that this Section 6.3(b)(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder's Partnership Interest (including, the Holder's interest in outstanding Hammons Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(b)(v) and Section 6.3(b)(iv) hereof were not in the Agreement.

                  (vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in accordance with their respective percentage shares of Net Loss absent such re-allocation, subject to the limitations of this Section 6.3(b)(vi).

                  (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code
            Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii) Certain Payments. In the event that any fees, interest, or other amounts are paid to a Holder or an Affiliate of a Holder pursuant to the Agreement, or any agreement between the Partnership and the Holder or an Affiliate providing for the payment of such amounts, and deducted by the Partnership, whether in reliance on Code Sections 162, 163, 707(a), and/or 707(c) or otherwise, on its Federal income tax return for the taxable year or other applicable period in or with respect to which such amounts are claimed, and any of such amounts are disallowed as deductions to the Partnership and are treated as Partnership distributions, then:

                        (1) the Net Income or Net Loss, as the case may be, for
                  the taxable year or other applicable period in or with respect to which such deduction was claimed shall be increased or decreased, as the case may be, by the amount of such deduction that is so disallowed and treated as a taxable year Partnership distribution; and

                        (2) there shall be allocated to the Holder who received
                  (or whose Affiliate received) such payments, prior to the allocations pursuant to Section 5.2 an amount of gross income of the Partnership for the Fiscal Year or other applicable period in or with respect to which such claimed deduction was disallowed equal to the amount of such deduction that is so disallowed and treated as a Partnership distribution.

                  (ix) Curative Allocations. The allocations set forth in
            Sections 6.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of
            Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

            (c) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's proportionate share shall be the same as that applied under Regulations Section 1.752-3(a)(2).

      Section 6.4 Tax Allocations.

            (a) In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "TAX ITEMS") shall be allocated among the Holders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

            (b) Section 704(c) Allocations. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that has a Gross Asset Value that varies from its basis for income tax purposes (including all of the Properties listed on Exhibit E) shall be allocated among the Holders for income tax purposes so as to take into account such variation pursuant to the traditional method prescribed in Regulations Section 1.704-3(b) for purposes of Code Section 704(c) and Regulations Section 1.704-1(b)(4)(i). The "traditional method" described in Regulations Section 1.704-3(b) shall apply exclusively to all Properties of the Partnership, whether currently owned or hereafter acquired, whenever an allocation of Reverse Code
      Section 704(c) Gain, or Section 704(c) gain is made pursuant to Code
      Section 704(c) and the Regulations thereunder. The use of Code Section 704(c) traditional method and Reverse Code Section 704(c) traditional methods are contractual agreements and shall not be modified, changed altered or revoked even with respect to new or additional assets, subsequent gains and Book-up or if a new partnership is deemed formed after a technical or other termination of the Partnership under Code
      Section 708 (or pursuant to Section 13.3 or any other provision of this Agreement), the Regulations thereunder, any interpretations thereof or any successor provisions thereto. Any other provision of this Agreement to the contrary notwithstanding, the Partners agree that Exhibit F hereof sets forth the original Section 704(c) valuations and Code Section 704(c) gain of the Properties contributed to John Q. Hammons Hotels L.P., in 1994, the Code Section 704(c) Gross Asset Values, attributable to Properties as of the Effective Time, and the respective percentages to be applied to resulting Code Section 704(c) allocations and Reverse
      Section 704(c) Gain.

      Section 6.5 Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership Property shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 6.3(b), be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income (including deductions taken by any Partner with respect to Contributed Property prior to the time such Property was contributed to the Partnership).

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1 Management.

            (a) Except as otherwise expressly provided in this Agreement (including Section 4.2(c) and Section 7.3), all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof (including Section 7.3), shall have full power and authority to do all things deemed necessary or desirable by it, in its Sole and Absolute Discretion, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof.

            (b) Each of the Limited Partners agrees that, except as provided herein (including Section 4.2(c) and Section 7.3), the General Partner is authorized to take the actions set forth in Section 7.1(a) and execute, deliver and perform the agreements and transactions consistent therewith on behalf of the Partnership without the Approval of any of the Partners or consent of any Partner or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any of the Affiliate Transaction Agreements shall not constitute a breach by the General Partner of any duty that the General Partner may owe to the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

            (c) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain, at the expense of the Partnership, (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

            (d) Subject to Section 7.6, at all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its Sole and Absolute Discretion, deems appropriate and reasonable from time to time.

            (e) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Subject to the Tax Indemnity Agreement, the General Partner and the Partnership shall not have any liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

            (f) Subject to Section 7.5, and in addition to any other duties that may be owed under applicable law, the General Partner shall owe the same fiduciary duties to the Partnership and its Partners that a director would owe to a corporation and its stockholders as a member of the board of directors thereof under the laws of the State of Delaware.

      Section 7.2 Certificate of Limited Partnership. The Partnership has previously filed the Certificate in the office of the Secretary of State of the State of Delaware as required by the Act. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner; provided that the General Partner shall, within ten (10) days after filing, deliver or mail a copy of the Certificate or any amendment thereto to the Hammons Representative. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

      Section 7.3 Restrictions on General Partner's Authority.

            (a) Notwithstanding anything herein to the contrary (but subject to Section 7.3(b)), for so long as the Hammons Limited Partners or any of their transferees (other than the Required Holders) hold any Hammons Preferred Units, the Partnership shall not take, and the General Partner shall not permit the Partnership to take, any of the following actions without prior written notice of such action and without the consent specified for such action, and no power-of-attorney or other authority shall be sufficient authorization without the required consent:

                  (i) The sale, lease or other disposition by the Partnership or its Subsidiaries of any of the Designated Hotels requires the Consent of the

            Hammons Limited Partners; provided that no such consent shall be required with respect to the lease of (A) any of the Designated Hotels to any wholly-owned Subsidiary of the Partnership or (B) any part of the Designated Hotels to restaurants or other retail components of the Designated Hotels.

                  (ii) Without the Consent of the Hammons Limited Partners, the
            Partnership shall not sell or otherwise dispose of, or cause to be sold or disposed of, a Protected Property unless the Partnership's Net Worth at the time of such sale is equal to or greater than $425 million (net of any resulting indemnity payment under the Tax Indemnity Agreement and taking into account the effect on Net Worth of any additional Capital Contribution that may be made prior to or contemporaneously with any such tax indemnity payment), as certified in a GP Certificate delivered to the Hammons Representative at least thirty (30) days prior to any such sale or disposition, provided that, (A) notwithstanding anything in this Section 7.3(a)(ii) to the contrary, the Hammons Limited Partners and the Hammons Representative hereby agree and stipulate that during the twelve-month period commencing on the Effective Date, Net Worth (independent of (1) any resulting indemnity payment under the Tax Indemnity Agreement and (2) the effect on Net Worth of any additional Capital Contribution that may be made prior to or contemporaneously with any such tax indemnity payment) shall be deemed to be an amount not less than the Stipulated First Year Net Worth; and (B) the Partnership shall have the right to sell or otherwise dispose of any of the Protected Properties (other than the Designated Properties) in any Code Section 1031 transaction (but only to the extent no gain is recognized on such transaction), without any regard to Net Worth and without the Consent of the Hammons Limited Partners or consent or approval of any other Partner or Person. Any such Code Section 1031 transaction shall involve the simultaneous exchange of property or provide an escrow of a tax indemnity payment under the Tax Indemnity Agreement pending closing of the Code Section 1031 exchange, and such tax indemnity payment may not reduce Net Worth below $425 million (taking into account the effect on Net Worth of any additional Capital Contribution that may be made prior to or contemporaneously with any such tax indemnity payment). The GP Certificate shall (I) set forth, in reasonable detail, the manner in which the Partnership calculates the Partnership's Net Worth, it being understood and agreed that a reference to the stipulations made hereunder by the Hammons Limited Partners and the Hammons Representative in that regard shall be deemed sufficient for such purpose, (II) be accompanied by all relevant financial statements and other relevant information supporting the Partnership's Net Worth determination, and (III) contain a representation that the Partnership will have a Net Worth of not less than $425 million immediately after the sale date (taking into account the effect on Net Worth of any additional Capital Contribution that may be made prior to or contemporaneously with any such sale and any required tax indemnity payment). Within fifteen (15) days after receipt of such GP Certificate, the Hammons Representative will notify the General Partner in writing if the Hammons Limited Partners agree with the Partnership's determination of Net Worth. Subject to the sentence immediately following, if the Hammons Representative in good faith does not agree with the

            Partnership's Net Worth determination, then the Hammons Representative shall notify the General Partner of its disagreement in writing, setting forth in reasonable detail the manner in which the Hammons Representative calculates Net Worth, and the expert resolution procedures set forth in Section 5.5 shall apply with respect to the determination of Net Worth (unless the Hammons Representative and the General Partner agree to resolve the disagreement by other means). Notwithstanding anything herein to the contrary, neither the Hammons Representative nor any of the Hammons Limited Partners shall be entitled to dispute or otherwise challenge a GP Certificate with respect to Net Worth during the twelve-month period commencing on the Effective Date, except, and solely, to the extent that such GP Certificate sets forth Net Worth to be an amount in excess of the Stipulated First Year Net Worth (independent of (1) any resulting indemnity payment from the related sale under the Tax Indemnity Agreement and (2) the effect on Net Worth of any additional Capital Contribution that may be made prior to or contemporaneously with any such tax indemnity payment). Any failure by the Hammons Representative to so notify the General Partner in writing of its position with respect to the General Partner's determination of Net Worth within fifteen (15) days after receipt of the GP Certificate shall be deemed an acceptance by the Hammons Limited Partners of the General Partner's determination. The General Partner and the Hammons Limited Partners hereby agree that they shall use reasonable best efforts to have Net Worth determined as soon as reasonably possible after a GP Certificate is delivered hereunder. Notwithstanding anything in this Agreement to the contrary, in the event that the Hammons Representative timely notifies the General Partner of its disagreement with the General Partner's determination of Net Worth, the Hammons Limited Partners may enjoin any such sale of a Protected Property until the expert resolution procedures set forth in Section 5.5 are finalized.

                  (iii) Transactions between any of the Partnership and its
            Subsidiaries, on the one hand, and any of the General Partner and its Affiliates (other than the Partnership or any of its Subsidiaries), on the other hand, require the Consent of the Hammons Limited Partners. Notwithstanding the foregoing, the following transactions shall not require the Consent of the Hammons Limited
            Partners: (A) the transactions contemplated by the Affiliate Transaction Agreements; (B) transactions, other than the lease or contribution of Properties to Subsidiaries that are not wholly-owned, on terms no less favorable to the Partnership or its Subsidiaries than would be available in an arms' length transaction; and (C) after the second anniversary of the Effective Date, loans made by the Partnership or any of its Subsidiaries to the General Partner or its Affiliates in connection with funding the JQH Line of Credit.

                  (iv) Without the Consent of the Hammons Limited Partners, the
            General Partner may not redeem any General Partner Interest or Limited Partner Interest.

                  (v) Notwithstanding the provisions of Article 13, the Consent of the Hammons Limited Partners is required to terminate the Partnership.

                  (vi) The issuance of Publicly Traded equity securities by the
            General Partner or the Partnership prior to (A) an LOC Default, (B) the delivery of the Partnership Redemption Notice or (C) the delivery the Liquidation Notice requires the Consent of the Hammons Limited Partners.

                  (vii) The guarantee of any Debt by the Partnership or its
            Subsidiaries, or pledge of assets as collateral for the Debt of, any Person requires the Consent of the Hammons Limited Partners; provided, however, that the Partnership and its Subsidiaries shall have the right to guarantee, or pledge their assets as collateral in respect of, Debt permitted under Section 7.3(a)(viii) below without the Consent of the Hammons Limited Partners.

                  (viii) The incurrence by the Partnership or any of its
            Subsidiaries of Debt in excess of $50 million in the aggregate from and after the Effective Date, if the Consolidated Leverage Ratio of the Partnership and its Subsidiaries, at the time of such incurrence, would exceed 7.5, requires the Consent of the Hammons Limited Partners. Notwithstanding the foregoing, the incurrence of any of the following Debt does not require the Consent of the Hammons Limited Partners: (A) Qualified Refinancing Debt and (B) Debt incurred in connection with the purchase by the Partnership, the General Partner or any of its Affiliates, of the Hammons Preferred Units, so long as, in the case of this clause (B), any such Debt incurred in connection with the exercise by JQH Trust of the Early Liquidity Right is on terms no less favorable to the Partnership or the General Partner, as the case may be, than would be available in an arms' length transaction.

                  (ix) Until the second anniversary of the Effective Date,
            equity investments by the Partnership or any Subsidiary of the Partnership in Persons engaged to any material extent in any business other than the ownership, development or operation of hotels require the Consent of the Hammons Limited Partners; after the second anniversary of the Effective Date, equity investments by the Partnership or any Subsidiary of the Partnership in Persons engaged to any material extent in any business other than the ownership, development or operation of hotels or other hospitality or recreation related properties (including long-term executive apartments) require the Consent of the Hammons Limited Partners. Equity investments in any Person if the aggregate Debt of such acquired Person is greater than 7.5 times the Consolidated EBITDA of the acquired Person(s) (such EBITDA to be adjusted on a pro forma basis to take into account the effect of such equity investments in such Person(s)) for the most recent twelve-month period for which financial statements are then available require the Consent of the Hammons Limited Partners.(2) Notwithstanding the foregoing, in a Code Section 1031 exchange, the Partnership and its Subsidiaries shall have the right to accept any property (including non-hospitality properties) subject to a long-term triple net lease with a single, corporate tenant without the Consent of the Hammons Limited Partners, provided that the properties exchanged in such

-------------
(2) Discuss whether a carve-out for equity investments in marketable securities would be appropriate.

            transactions shall be limited to the properties listed on Exhibit G attached hereto and any two (2) additional hotel properties of the Partnership and its Subsidiaries that are not Designated Hotels.

                  (x) The Partnership shall not elect REIT Status without the
            Consent of the Hammons Limited Partners.

                  (xi) A reduction, or change in the nature of, the debt of the
            Partnership and its Subsidiaries which would preclude the Hammons Limited Partners from continuing the absolute dollar amount of their shares of liabilities within the meaning of Code Section 752 as of the Effective Date requires the Consent of the Hammons Limited Partners.

                  (xii) Without the Consent of the Hammons Limited Partners, the
            Partnership shall not incur debt which refinances existing debt as of the Effective Date on the retirement of debt in an amount such that the Hammons Limited Partners are not given an opportunity to maintain, or are precluded from maintaining, their shares of liabilities (for purposes of Code Section 752) which include $195 million of the Notes and approximately $250 million of other debt as more specifically identified on Exhibit H attached hereto.

                  (xiii) Without the Consent of the Hammons Limited Partners, other than with respect to any payments made to Lou Weckstein or pursuant to the Management Agreement, the Partnership will not spend in excess of $1,000,000 per year, whether by reimbursement or otherwise, in respect of its overhead expenses, including but not limited to compensation for its staff and executive employees, office and equipment leases, communication costs and the types of services provided under third-party hotel management agreements, but excluding payments of professional fees and expenses to unaffiliated third parties (including accounting, law and investment banking firms) and payments arising in connection with any financing arrangements.

            (b) The Hammons Limited Partners acknowledge and agree that (i) unless extended by the General Partner, the notice and approval rights set forth in Sections 7.3(a)(i), (ii), (v) and (vi) above shall expire and cease to have any further force or effect upon the death of JQH and (ii) unless consented to by the General Partner and in any event, subject to the last sentence of this Section 7.3(b), none of the notice and approval rights set forth in Section 7.3(a) may be Transferred or shall be available to any subsequent Holders of Hammons Preferred Units other than to a Holder who acquires Hammons Preferred Units as a result of a Permitted Transfer. Notwithstanding anything herein to the contrary, all of the consent rights of the Hammons Limited Partners under this Agreement, including the notice and approval rights set forth in Section 7.3(a), may be transferred (directly or indirectly) to iStar or any of its assignees, transferees or designees together with any Lender Transfer and the parties hereto specifically acknowledge that in connection with the JQH Line of Credit, iStar is being afforded consent rights with respect to notice and approval rights provided for in this Agreement.

            (c) Subject to Section 7.3(d) and Section 7.3(e), the General Partner shall have the power, without the Approval of any of the Partners or the consent of any Partner or any other Person to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (i) to add to the obligations of the General Partner or
            surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (ii) to reflect the admission, substitution or withdrawal of
            Partners or the termination of the Partnership in accordance with this Agreement, and, upon prior written notice of any of the foregoing to the Hammons Representative, to amend Exhibit A in connection with such admission, substitution or withdrawal;

                  (iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Hammons Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with the other provisions in this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                  (iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

                  (v) to modify either or both of the manner in which items of
            Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of "Capital Account" or required by the Code or the Regulations);

                  (vi) the issuance of, and to reflect the terms of, Additional
            Partnership Interests in accordance with Section 4.2; and

                  (vii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership and which does not violate Section 7.3(d).

      The General Partner will provide no less than 7 days' prior notice to the Hammons Limited Partners when any action under this Section 7.3(c) is taken.

            (d) Notwithstanding Section 7.3(c) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the written consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the Distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2 hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2 and 7.3(c) hereof), (iv) alter or modify the rights of the Hammons Limited Partners set forth herein that requires the Consent of the Hammons Limited Partners, or amend or modify any related definitions, (v) alter the notice periods set forth in this Agreement, (vi) adversely affect the rights of the Holders of the Hammons Preferred Units in any material respect or (vii) amend Section 7.3(b), 7.3(c), 7.3(e) or this Section 7.3(d); provided, however, that the written consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if Approved by a Majority in Interest of the Partners holding such class or series of Partnership Units. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

            (e) Except as provided in this Section 7.3, this Agreement may not be amended without obtaining the consent of the holders of a majority of the Hammons Preferred Units.

      Section 7.4 Reimbursement of the General Partner.

            (a) Subject to Section 7.4(b), Section 7.4(c) and the Corporate Overhead Agreement, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its Sole and Absolute Discretion, for all sums expended in connection with the Partnership's business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership and (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the Partnership or any of its Affiliates. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to and Section 7.7 hereof.

            (b) Subject to the terms of the Indenture, the Partnership shall also reimburse the General Partner or any of its Affiliates for an amount equal to the aggregate amount of bonuses paid by the General Partner (or John Q. Hammons Hotels, Inc., if it is the General Partner), pursuant to
      Section 2.6 of the Merger Agreement between Merger Sub and John Q. Hammons, Inc., to the holders of the options to purchase shares of common stock of John Q. Hammons Hotels, Inc. issued under, and in accordance with the John Q. Hammons Hotels, Inc. 1994 Employee Stock Option Plan, as amended and the John Q. Hammons Hotels, Inc. 1999 Non-Employee Director Stock and Stock Option Plan, for services rendered prior to the Effective Time so long as such reimbursement does not reduce Net Worth below the Net Worth Threshold and (ii) during any Partnership Year, the aggregate amount of all such reimbursements does not exceed the lesser of such reimbursements or the Annual Cap. Such amount is included within the definition of Option Expense, and shall also be characterized as expenses of the Partnership incurred on its behalf.

            (c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and all reimbursements to the General Partner or any of its Affiliates or John Q. Hammons Hotels, Inc., in its status as predecessor General Partner, by the Partnership pursuant to this Section 7.4 shall be characterized for Federal income tax purposes as expenses of the Partnership incurred on its behalf, and not expenses of the General Partner or John Q. Hammons Hotels, Inc., in its status as predecessor General Partner.

      Section 7.5 Outside Activities. Except as otherwise provided by separate written agreement, the General Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member, partner or shareholder of the General Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others (including business ventures that may compete with the Partnership).

      Section 7.6 Reserves; Working Capital.

            (a) For so long as the Hammons Limited Partners or any of their transferees (other than the Required Holders) hold any Hammons Preferred Units, in respect of each Partnership Year, (i) the Partnership will make capital expenditures in accordance with GAAP with respect to the Properties, which capital expenditures do not materially increase the number of guest rooms or meeting rooms of the hotels of the Partnership and its Subsidiaries in the aggregate, in an amount not less than (A) the Required Reserve for such Partnership Year, reduced by (B) the aggregate amount of such capital expenditures made for all Partnership Years preceding such Partnership Year in excess of the aggregate amount of the Required Reserves for all such prior Partnership Years, commencing on the Partnership Year of 2005; and (ii) the Partnership will have funds available (either in the form of cash or cash equivalents or pursuant to lines of credit) for such expenditures. Notwithstanding the foregoing, so long as the Hammons Limited Partners or any of their transferees (other than the Required Holders) hold any Hammons Preferred Units, the Partnership shall comply in all material respects with the capital expenditure requirements under its franchise agreements.

            (b) All Cash of the Partnership and its Subsidiaries remaining after payment of the current obligations of the Partnership and its Subsidiaries shall be held as a reserve for working capital purposes until such time as the Partnership and its Subsidiaries have available (either in the form of cash or cash equivalents or pursuant to lines of credit) for such purposes an amount not less than the product of $2,000, multiplied by the aggregate number of the guest rooms of the hotels owned by the Partnership and its Subsidiaries.

      Section 7.7 Indemnification.

            (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("ACTIONS") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that (i) the Partnership shall not indemnify an Indemnitee for fraud, willful misconduct, breach of fiduciary duty, gross negligence or a material breach of the terms of this Agreement, except to the extent that any such action is covered by any of the insurance policies of the Partnership and its Subsidiaries and then only to the extent of such coverage; and (ii) the Partnership shall not indemnify any of the Hammons Limited Partners or any of its directors, members, officers or employees for any Action arising in connection with, or related to, the performance of any of the obligations contemplated by the Management Agreement or the JQH Line of Credit. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness; provided, however, that no Indemnitee shall receive indemnification under this Agreement on account of any financing arrangement related to the JQH Line of Credit, including but not limited to the LIBOR Differential, that is not directly attributable to a default on the part of the Hammons Partners under the JQH Line of Credit. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

            (b) To the fullest extent permitted by law, reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7(a) has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

            (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

            (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

            (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or
      (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

            (f) In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

            (g) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this
      Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            (h) It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

            (i) Nothing in this Section 7.7 provides or shall be interpreted to provide JQH or Hammons, Inc. with any right to be reimbursed or indemnified for the amount of additional Capital Contributions, if any, required to be made by JQH or Hammons, Inc. pursuant to Section 4.5 hereof.

      Section 7.8 Liability of the General Partner.

            (a) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, the General Partner shall have no personal liability whatsoever to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the General Partner shall be limited to its interest in the Partnership; provided that the Hammons Limited Partners also shall be entitled to (i) relief in respect of any breach by the General Partner of its obligations under Section 7.1(f) and any other material breach of its obligations under this Agreement (subject to Section 5.5(c)) and (ii) recourse against the General Partner's other assets. To the fullest extent permitted by law, no officer, director, manager, member or shareholder of the General Partner shall be liable to the Partnership or to any other Partner for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, subject to the proviso in the first sentence of this
      Section 7.8(a), and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner, solely as officers of the same and not in their own individual capacities.

            (b) Notwithstanding anything to the contrary set forth in this Agreement, but subject to the obligations owed to the Hammons Limited Partners in Section 7.8(a) foregoing, neither the General Partner nor any of its directors, managers or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director, manager or officer acted in good faith.

            (c) Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. Subject to Section 7.1(f), the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

            (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's or any of its officers', directors' or managers' liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            (e) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner.

            (f) Whenever in this Agreement the General Partner is permitted or required to make a decision in its "SOLE AND ABSOLUTE DISCRETION," the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, subject to its obligations under Section 7.1(f).

      Section 7.9 Other Matters Concerning the General Partner.

            (a) Subject to Section 7.1(f), the General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

            (b) Subject to Section 7.1(f), the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

            (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

            (d) Without the Consent of the Hammons Limited Partners, the General Partner, whether it be the General Partner as of the Effective Date or a successor to such General Partner, shall hold no less than 25% of each class or type of the outstanding Partnership Units (other than the Hammons Preferred Units) and shall not pledge such Partnership Units to any lender.

      Section 7.10 Title to Partnership Assets. Title to Partnership Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, or collectively with other Partners or Persons, shall have any ownership interest in such Partnership Property or any portion thereof. Title to any or all of the Partnership Property shall be held in the name of the Partnership. All Partnership Property shall be recorded as the property of the Partnership in its books and records.

      Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, barring actual knowledge to the contrary, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all Property of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General

Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

      Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3 Outside Activities of Limited Partners; Related Party Transactions. Except as otherwise provided by separate written agreement (including the Management Agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, including business ventures that may compete with the Partnership. The Partners acknowledge that New JQH LLC and TRS are parties to the Management Services Agreement, dated as of the date hereof (the "MANAGEMENT AGREEMENT").

      Section 8.4 Return of Capital. Except pursuant to the rights of liquidation set forth in Article 15 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of Distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 and
Article 15 hereof and otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1 Records and Accounting.

            (a) The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records that are customary and appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Article 5, Section 7.3, Section 9.3, Section
      9.4 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. Each Hammons Limited Partner shall have the right during ordinary business hours, at the reasonable request of any such Partner and at such Partner's expense, to inspect and examine all books and records of the Company required to be kept by the Act.

            (b) The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

      Section 9.2 Partnership Year. The Partnership Year of the Partnership shall be the fifty-two (52) or fifty-three (53) week period ending on the Friday nearest December 31 in each year.

      Section 9.3 Reports.

            (a) Within 90 days after the end of each Partnership Year, the Partnership shall deliver to each Hammons Limited Partner an annual report containing the following:

                  (i) financial statements of the Partnership and its
            Subsidiaries, including, without limitation, a balance sheet as of the end of such Partnership Year and statements of income, Partners' equity and cash flows for such Partnership Year, which shall be prepared in accordance with GAAP consistently applied and shall be certified by a firm of independent certified public accountants;

                  (ii) a statement, in reasonable detail, showing the Capital
            Account of each Holder and detailing the Capital Contributions of, distributions to, and gains and losses allocated to, each Holder for such Fiscal Year; and

                  (iii) a statement setting forth the current operating reserves and Required Reserves of the Partnership [and a reconciliation of the beginning and

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

            ending balances thereof with sufficient detail to identify the specific Property(ies) to which such reserve funds were applied during the year and the purposes thereof.

            (b) Within forty-five (45) days after the end of each calendar month, there shall be prepared and delivered to each Hammons Limited Partner (i) a balance sheet as of the end of such month and related financial statements for the month then ended prepared on a basis consistent with past practice; and (ii) other pertinent information prepared by the Partnership and its Subsidiaries as reasonably requested by the Hammons Limited Partners.

            (c) Notwithstanding the other provisions of this Section 9.3, if information from the Partnership sufficient to prepare the reports required under this Section 9.3 has not been obtained from the Subsidiaries of the Partnership within the time period required for the report to be furnished by the Partnership, the Partnership shall cause to be provided a good faith estimate of the information required to satisfy the requirements of this Section 9.3. In addition, the Partnership shall promptly provide the required reports when the necessary information is provided by the Subsidiaries of the Partnership.

      Section 9.4 Determination of Liquidation Value. No later than thirty 30 days after (i) the sixth anniversary of the Effective Date and (ii) each anniversary of the Effective Date thereafter until the earlier to occur of (A) a Liquidating Event and (B) such time as no Hammons Preferred Units remain outstanding, the General Partner shall deliver to the Hammons Representative a GP Certificate, certifying the General Partner's determination of Liquidation Value (the "GP LV DETERMINATION") as of the date of the GP Certificate, together with all relevant financial statements and other relevant information supporting such determination. Within thirty (30) days after receipt of such GP Certificate, the Hammons Representative shall notify the General Partner in writing if the Hammons Limited Partners agree with the GP LV Determination, and, if the Hammons Representative accepts the GP LV Determination, then the same shall be the Liquidation Value for all purposes under this Agreement until the subsequent annual determination of Liquidation Value. If the Hammons Representative in good faith does not agree with the GP LV Determination, then the Hammons Representative shall notify the General Partner of its disagreement in writing, setting forth in reasonable detail the manner in which the Hammons Representative calculates Liquidation Value, and the expert resolution procedures set forth in Section 5.5 shall apply (unless the Hammons Representative and the General Partner agree to resolve the disagreement by other means). Any failure by the Hammons Representative to so notify the General Partner in writing of its position with respect to the GP LV Determination within thirty (30) days after receipt of the applicable GP Certificate shall be deemed an acceptance by the Hammons Limited Partners of the GP LV Determination. To the extent necessary to calculate Liquidation Value, the Hammons Representative shall have timely access to and shall be provided by the Partnership with any and all relevant financial statements and reports available with respect to the Partnership. The General Partner and the Hammons Limited Partners hereby agree that they shall use reasonable best efforts to have Liquidation Value determined as soon as reasonably possible after a GP Certificate is delivered.

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

                                   ARTICLE 10
                                   TAX MATTERS

      Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners and for Federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

      Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its Sole and Absolute Discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, an election under Code Section 754 shall be made in the event of the death of JQH if not already in effect, and if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its Sole and Absolute Discretion that such revocation is in the best interests of the Partners, provided, however, with respect to the revocation of a Code Section 754 election, the Consent of the Hammons Limited Partners shall be required, such consent not to be unreasonably withheld or delayed. The foregoing and any other provisions of this Agreement to the contrary notwithstanding, any and all of the tax allocation provisions, elections and adoptions of methods set forth or referenced herein including, without limitation, the Code Section 704(c) and reverse Code Section 704(c) traditional method, prescribed in Regulations 1.704-3(b) are contractual agreements and shall not be modified, changed, altered or revoked even as to new or additional assets, subsequent gains or if a new partnership is deemed formed after a technical or other termination of the Partnership under Code Section 708, including a liquidation pursuant to Section 13.3 hereof.

      Section 10.3 Tax Matters Partner.

            (a) The General Partner shall be the "tax matters partner" of the Partnership for Federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership as a reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder. At the request of any Limited Partner, the General Partner agrees to inform such Limited Partner regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns and to promptly provide each Partner with a copy of any and all such returns; provided, however, that the filing of such returns shall be in the Sole and Absolute Discretion of the General Partner.

            (b) The tax matters partner is authorized, but not required:

                  (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

                  (ii) in the event that a notice of a final administrative
            adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the
            period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item provided the tax matters partner receives the Consent of the Hammons Limited Partners, which consent shall not be unreasonably withheld or delayed; and

                  (vi) to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

      The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the Sole and Absolute Discretion of the tax matters partner and the provisions relating to

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

      indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

            (c) The tax matters partner shall furnish information on all Holders of Partnership Units to the IRS sufficient to assure that all Holders of Partnership Units will be entitled to notices as provided in Code Section 6223(a).

            (d) The tax matters partner shall timely notify JQH Trust of any administrative or judicial proceedings for the adjustment of Partnership items in the event that the tax matters partner has failed to furnish the required information to all Holders of Partnership Units to the IRS which would otherwise result in JQH Trust's receiving such notice.

      Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code
Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner other than amounts required to be distributed to such Limited Partner pursuant to Section 5.2 or 5.3 hereof or paid to such Limited Partner pursuant to the Tax Indemnity Payment shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution, including a required tax distribution under Section 5.2 or 5.3 or a tax indemnity payment under the Tax Indemnity Agreement, that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its Sole and Absolute Discretion, that such payment may be satisfied out of the Operating Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its Sole and Absolute Discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions), provided, however, that the Limited Partner shall have a period of thirty (30) days to remedy any such default after notice from the General Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

      Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

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

                                   ARTICLE 11
             PARTNERSHIP INTEREST TRANSFERS AND PARTNER WITHDRAWALS

      Section 11.1 Transfer.

            (a) No part of the Partnership Interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

            (b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
      Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

            (c) Except for a Transfer to iStar, its assignees, transferees or designees in connection with a Lender Transfer, no Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its Sole and Absolute Discretion.

            (d) Notwithstanding anything contained herein to the contrary, the General Partner may transfer its Hammons Preferred Units to the Hammons Limited Partners.

      Section 11.2 Transfer of General Partner's Partnership Interests.

            (a) Subject to Section 7.9, the Partnership Interests of the General Partner may be Transferred, in whole or in part, at any time or from time to time, to any Qualified Transferee; provided that (i) any Transfer will include a pro rata portion of Partnership profits, losses and capital, and
      (ii) the transferee of the entire General Partner Interest shall be a sophisticated investor with experience in owning and managing hospitality assets, or such transferee shall retain an asset manager with such experience (all costs of retaining such a manager to be borne by such transferee). Any transferee of the entire General Partner Interest shall, upon compliance with Section 12.1(a) hereof, become, without further action or consent of any Partner or other Person, the sole General Partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a General Partner. Any transferee of less than all of the Partnership Interests of the General Partner shall, upon compliance with Section 12.1(b) hereof, become, without further action or consent of any Partners (other than the General Partner) or other Persons, an Additional Limited Partner, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a Limited Partner. Any Partnership Interest so Transferred pursuant to this Section 11.2(a) shall have only such rights and preferences of the Partnership Interest so Transferred.

            (b) In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon

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

      the bankruptcy of the General Partner, a Majority in Interest of the Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with Section 13.1(a) hereof.

      Section 11.3 Limited Partners' Rights to Transfer.

            (a) Hammons Limited Partners. No Hammons Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its Sole and Absolute Discretion; provided, however, that any Hammons Limited Partner, any representative of a Hammons Limited Partner or iStar or any designee of iStar may, at any time, without the written consent of, but after providing notice to, the General Partner, (i) Transfer all or any portion of a Hammons Preferred Interest to the other Hammons Limited Partner, to JQH or to any transferee by operation of law, including as a result of the death of JQH (any such Transfer, a "PERMITTED TRANSFER") or (ii) pledge all or any portion of a Partnership Interest to Lendco or to iStar under the JQH Line of Credit and Transfer (directly or indirectly) such pledged Partnership Interest to such lender or any of its assignees, transferees or designees in connection with the exercise of remedies under the JQH Line of Credit (any such Transfer, the "LENDER TRANSFER"). Without the written consent of the General Partner, which written consent may be withheld in its Sole and Absolute Discretion, (a) Hammons, Inc. shall cause each of its stockholders not to Transfer, directly or indirectly, all or any portion of such stockholder's capital stock or other equity securities or Convertible Securities in Hammons, Inc., and (b) Hammons, Inc. shall not issue any capital stock or other equity securities or Convertible Securities.

            (b) Other Limited Partners. No Other Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which written consent may be withheld in its Sole and Absolute Discretion.

            (c) Obligations of Transferor Partner. Other than in connection with any Lender Transfer, it is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer) that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer shall relieve the transferor Partner of its obligations under this Agreement without the written consent of the General Partner, which consent may be withheld in its Sole and Absolute Discretion. Except for a Lender Transfer, any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

            (d) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its Partnership Interest. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

            (e) Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests may be made to or by any Person, other than a Transfer to iStar or its assignees, transferees or designees in connection with a Lender Transfer, if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, or (ii) such Transfer would be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code
      Section 7704.

      Section 11.4 Substituted Limited Partners.

            (a) No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be issued Partnership Unit Certificates and admitted as a Substituted Limited Partner only with the written consent of the General Partner, which consent may be withheld in its Sole and Absolute Discretion. Notwithstanding the foregoing (i) upon any Lender Transfer, iStar and any assignee, transferee or designee of iStar in connection with a Lender Transfer shall be admitted as a Substituted Limited Partner, subject to clauses (i) and (ii) of the last sentence of this Section 11.4(a) and (ii) any holder of Hammons Preferred Interests acquired as a result of a Permitted Transfer shall be admitted as a Substituted Limited Partner, subject to clauses (i) and (ii) of the last sentence of this Section 11.4(a). The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and
      (iii) such other documents and instruments as may be required or advisable, in the Sole and Absolute Discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

            (b) Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall (i) upon delivery of the transferring Limited Partner's transferred Partnership Unit Certificates, issue to the Person being admitted as a Substituted Limited Partner one or more Partnership Unit Certificates to evidence the Partnership Interest being acquired by such Person and (ii) amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

            (c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      Section 11.5 Assignees. If the General Partner, in its Sole and Absolute Discretion, does not consent in writing to the admission of any transferee of a Limited Partner as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement and shall not be entitled to effect an Approval with respect to such Partnership Units on any matter presented to the Limited Partners for Approval (such right to Approve, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      Section 11.6 General Provisions.

            (a) No Limited Partner may withdraw from the Partnership other than
      (i) as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner or (ii) pursuant to a redemption (or acquisition by the General Partner or any of its Affiliates) of all of its Partnership Units pursuant to a redemption or acquisition under Article 15 hereof.

            (b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to a redemption of all of its Partnership Units pursuant to Article 15 hereof or (iii) to a General Partner or any of its Affiliates pursuant to Article 15 hereof, shall cease to be a Limited Partner.

            (c) If any Partnership Unit is Transferred in compliance with the provisions of this Article 11 or redeemed by the Partnership or acquired by the General Partner pursuant to Article 15 hereof on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner and, in the case of a Transfer or assignment other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a redemption occurs shall be allocated to the transferor Partner if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All Distributions made pursuant to Section 5.1 hereof attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or redemption shall be made to the transferor Partner and, in the case of a Transfer other than a redemption made under Article 15, all Distributions made pursuant to
      Section 5.1 thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

            (d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest;
      (iv) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes; (v) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes; (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (ix) if such Transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Code Section 469(k)(2) or Code Section 7704(b); (x) if such Transfer would cause the Partnership to have more than one hundred
      (100) partners for tax purposes (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, subchapter S corporation or grantor trust);
      (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; provided, however, that nothing in this Section 11.6(d) shall operate to prevent a Transfer to iStar or any assignee, transferee or designee of iStar in connection with a Lender Transfer.

            (e) Except for a Transfer to iStar or any of its assignees, transferees or designees in connection with a Lender Transfer, which Transfer shall be effective immediately, Transfers pursuant to this
      Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

      Section 11.7 Article 8 Opt-In Provisions.

            (a) Each of the Hammons Preferred Units shall be personal property for all purposes and shall constitute a "SECURITY" within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code ("ARTICLE 8") and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

            (b) The Partnership shall maintain books for the purpose of registering the transfer of any of the Hammons Preferred Units. No transfer of the Hammons Preferred Units shall be effective until the transfer of the Hammons Preferred Units is registered upon the books maintained for that purpose by or on behalf of the Partnership.

            (c) Upon the transfer by the Hammons Limited Partners in accordance with the provisions of this Agreement of any or all of the Hammons Preferred Units, the transferee shall deliver the Partnership Units Certificate(s) evidencing such Hammons Preferred Units to the Partnership for cancellation (indorsed on the reverse side or on a separate document), and, upon the Partnership's registering the transfer on books maintained for that purpose, the Partnership shall issue one or more Partnership Unit Certificates to the transferee for such Hammons Preferred Units being transferred and, if applicable, cause to be issued to the Hammons Limited Partners one or more Partnership Unit Certificates representing Hammons Preferred Units that were represented by the canceled Partnership Unit Certificate and that are not being transferred; provided, however, the Partnership shall have no duty to register the transfer unless the requirements of Section 8-401 of Article 8 are satisfied.

            (d) Notwithstanding any provision of the Agreement to the contrary, the provisions of this Agreement relating to the validity and transfers of Hammons Preferred Units, including restrictions on transfers and registration of transfers (collectively, the "TRANSFER PROVISIONS"), shall be construed, to the extent related to the Hammons Preferred Units, to the maximum extent possible to comply with Article 8. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of the Transfer Provisions shall be invalid or unenforceable under Article 8, such invalidity shall not invalidate all of the Transfer Provisions. In that case, the Transfer Provisions shall be construed to limit any term or provision so as to make it valid or enforceable within the requirements of Article 8, and, in the event such term or provision cannot be so limited, the Transfer Provisions shall be construed to omit such invalid or unenforceable provision.

            (e) At the request of the Hammons Limited Partners, any Partnership Unit Certificate evidencing the Hammons Preferred Units shall reflect that the Hammons Preferred Units have been pledged as collateral for the JQH Line of Credit. Such Partnership Unit Certificates shall expressly provide that each of the Hammons Preferred Units is a "security" as defined in and governed by Article 8.

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            (f) A transfer of the Hammons Preferred Units may be registered as provided in Section 8-102(a)(13) of Article 8.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

      Section 12.1 Admission of Successor General Partner and Transferees of General Partner's Partnership Interests.

            (a) A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2(a) hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the successor General Partner's admission. Any such successor General Partner shall, by way of executing and delivering a signature page to this Agreement, acknowledge and accept the Affiliate Transaction Agreements.

            (b) A transferee of less than all of the General Partner's Partnership Interests pursuant to Section 11.2(a) hereof shall be admitted to the Partnership as an Additional Limited Partner, upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the Sole and Absolute Discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of such transferee as an Additional Limited Partner, the General Partner shall (a) issue to such Additional Limited Partner Partnership Unit Certificates to evidence the Partnership Interest of such Additional Limited Partner and (b) amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional Limited Partner and to adjust accordingly the number of Partnership Units of the General Partner.

      Section 12.2 Admission of Additional Limited Partners.

            (a) Subject to Section 4.2(c), any Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be issued Partnership Unit Certificates and be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner
      (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section
      2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the Sole and Absolute Discretion of the General

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      Partner in order to effect such Person's admission as an Additional
      Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall (a) issue to such Additional Limited Partner Partnership Unit Certificates to evidence the Partnership Interest of such Additional Limited Partner and (b) amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional Limited Partner.

            (b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the written consent of the General Partner, which consent may be withheld in its Sole and Absolute Discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the written consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

            (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof. All Distributions made pursuant to Section 5.1 with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all Distributions made pursuant to Section 5.1 thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

      Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. Subject to Section 4.2(c) and Section 14.2, for the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

      Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its Sole and Absolute Discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

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      Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. Notwithstanding the foregoing, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "LIQUIDATING EVENT"):

            (a) an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners agree in writing, in their Sole and Absolute Discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

            (b) after the death of JQH, an election to dissolve the Partnership made by the General Partner in its Sole and Absolute Discretion, with or without the Approval of the Partners;

            (c) the Liquidation Commencement Date; and

            (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act.

      Section 13.2 Winding Up.

            (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the "LIQUIDATOR")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and Properties. The proceeds from the liquidation shall be applied and distributed in the following order:

                  (i) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors (whether by payment or the making of reasonable provision for payment thereof) and the expenses of liquidation;

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                  (ii) Second, for the setting up of any reserves which the
            General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership in accordance with applicable law;

                  (iii) Third, to the Holders of the Hammons Preferred Units,
            pro rata among them based on their relative Percentage Interests in the amount of the Preferred Redemption Price; and

                  (iv) The balance to all Holders of Partnership Common Units in proportion to the positive balances, if any, in their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

            (b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein and to Section 13.7, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its Sole and Absolute Discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. In the event of any distribution of property in kind hereunder, the Partnership shall treat such property as having been sold at its fair market value, shall allocate the gain or loss recognized as a result of such deemed sale in accordance with Section 6.2 hereof, and shall take such allocations into account in determining Capital Account balances for purposes of this
      Section 13.2(a).

            (c) In the Sole and Absolute Discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

                  (i) distributed to a trust established for the benefit of the
            General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

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

                  (ii) withheld or escrowed to reflect the unrealized portion of any installment obligations owed to the Partnership by such Holders, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in
            Section 13.2(a) hereof as soon as practicable.

            (d) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

      Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for Federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership with such Units having the same rights and interests as are set forth in this Agreement (taking into account the effects of any such contribution), and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

      Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and
(c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

      Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the General Partner's Sole and Absolute Discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the Sole and Absolute Discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the Sole and Absolute Discretion of the General Partner).

      Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation and distribution of the Partnership Property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of

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Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.7 Reasonable Time for Winding-Up. Subject to, and in reasonable anticipation of timely satisfaction of the obligations under, Article 15, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section
13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation, it being understood and agreed that in the case of a liquidation undertaken upon the exercise of the Liquidation Right, no Partnership Property shall have to be sold prior to the Liquidation Completion Deadline.

                                   ARTICLE 14
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF PARTNERS; AMENDMENTS; MEETINGS

      Section 14.1 Procedures for Actions and Approval of Partners. The actions requiring the consent, approval or vote of any of the Partners (other than the Consent of the Hammons Limited Partners) pursuant to this Agreement, including
Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

      Section 14.2 Amendments. Amendments to this Agreement may be proposed by either the General Partner or the Hammons Limited Partners. Following such proposal, the General Partner shall submit to the Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Majority Approval of the Partners holding Partnership Interests entitled to vote at the meeting. The General Partner shall seek the written Majority Approval of the Partners on any such proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written Approval, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days after all information material to the proposed amendment is provided to all Partners entitled to Approve any such amendment, and failure to respond in such time period shall constitute an Approval that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Approvals are received even prior to such specified time. No power of attorney or other authority shall be sufficient authorization without the required Approval. Notwithstanding anything herein to the contrary, without the Approval of any of the Partners, upon the written request of the Hammons Limited Partners, the General Partner shall, and shall be entitled to, amend Section 4.5 hereof in any manner requested by the Hammons Representative with the effect of limiting (or eliminating) the obligations of JQH and/or Hammons, Inc. to make Capital Contributions thereunder. All amendments to this Agreement are specifically subject to the consent requirements of Section 7.3(e).

      Section 14.3 Meetings of the Partners.

            (a) Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting

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      shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the Approval of Partners is permitted or required under this Agreement, such Approval may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3(b) hereof.

            (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a Majority in Interest of the Partners (or such other percentage as is expressly required by this Agreement for the action in question) entitled to act at the meeting. Such written consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a Majority in Interest of the Partners (or such other percentage as is expressly required by this Agreement) entitled to act at the meeting. Such written consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

            (c) Each Partner entitled to act at the meeting may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Partner executing such proxy.

            (d) Each meeting of Partners shall be conducted by the General Partner pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its Sole and Absolute Discretion.

                                   ARTICLE 15
               RIGHT OF LIQUIDATION; REDEMPTION OF PREFERRED UNITS

      Section 15.1 Right to Request Liquidation.

            (a) The Hammons Limited Partners, acting by majority consent of the Hammons Limited Partners, shall have the right to require the Partnership to liquidate its assets and distribute the net proceeds thereof to the Partners in accordance with Section 13.2 (the "LIQUIDATION RIGHT") by providing written notice to the Partnership (the "LIQUIDATION NOTICE") at any time (i) on or after the date that is six months before the Calendar Liquidation Notice Date but before the Calendar Liquidation Notice Date or
      (ii) on or after the JQH Liquidation Notice Date.

            (b) Unless the Partnership has redeemed all outstanding Hammons Preferred Units pursuant to the Partnership Redemption Right under Section 15.2, the Partnership shall be required to commence liquidating its assets in accordance with Section 13.2 on

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      or before the date that is 18 months following the Liquidation Notice Date
      (the "LIQUIDATION COMMENCEMENT DATE"), pursue such liquidation thereafter and complete the liquidation process within the later to occur of (i) the first anniversary of the Liquidation Commencement Date and (ii) one month after the tenth anniversary of the Effective Date (the later to occur of the foregoing, referred to herein as the "LIQUIDATION COMPLETION DEADLINE"), provided that if the Partnership has redeemed all outstanding Hammons Preferred Units pursuant to the Partnership Redemption Right on or prior to the Liquidation Completion Deadline, then the Partnership shall not be obligated in any way to complete the liquidation process. Notwithstanding the foregoing, at the election of the General Partner, the General Partner shall have the right, in lieu of the liquidation contemplated by this Section 15.1(b), to purchase all outstanding Hammons Preferred Units on or prior to the Liquidation Completion Deadline at the Preferred Redemption Price, payable in immediately available funds.

      Section 15.2 Redemption by the Partnership.

            (a) The Partnership shall have the right to redeem all (but not less than all) of the outstanding Hammons Preferred Units (the "PARTNERSHIP REDEMPTION RIGHT") at any time on or after the Partnership Redemption Date at the Preferred Redemption Price by providing written notice to the Hammons Limited Partners (the "PARTNERSHIP REDEMPTION NOTICE"). Such Partnership Redemption Notice shall be delivered at least 30 days but not more than 150 days prior to the designated date of redemption and include
      (i) such date of redemption and (ii) the Redemption Price of all of the outstanding Hammons Preferred Units.

            (b) On the designated date of redemption, the Partnership shall (i) redeem all of the outstanding Hammons Preferred Units and (ii) pay to the Holders of Hammons Preferred Units the Preferred Redemption Price, in immediately available funds. Upon receipt of such funds, the Hammons Limited Partners shall cease to be Partners of the Partnership. Notwithstanding the foregoing, at the election of the General Partner, the General Partner or any of its Affiliates shall have the right, in lieu of the redemption by the Partnership of such Hammons Preferred Units, to purchase all such Hammons Preferred Units on the designated date of redemption at the same price, payable in immediately available funds.

      Section 15.3 Early Liquidity Right.

            (a) Provided that the Partnership Redemption Right has not been exercised pursuant to Section 15.2 and no LOC Default has occurred and JQH's death occurs prior to seven years and one month after the Effective Date, at any time after the later to occur of (i) the first anniversary of the Effective Date and (ii) the first Business Day following the death of JQH, the JQH Trust shall have the right, subject to Section 15.3(b), to require the Partnership to purchase all of the Early Liquidity Units (the "EARLY LIQUIDITY RIGHT") by providing written notice to the Partnership (the "EARLY LIQUIDITY NOTICE"). Such Early Liquidity Notice shall be delivered at least 24 months but not more than 26 months prior to the designated date of purchase and include the date on which such purchase shall

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      occur (the date so designated, referred to herein as the "EARLY LIQUIDITY
      DUE DATE"). The Early Liquidity Right may not be exercised more than once.

            (b) The Partnership shall be required to purchase the Early Liquidity Units from the JQH Trust at the Early Liquidity Price, payable in immediately available funds, on the Early Liquidity Due Date; provided that, if such purchase would be restricted under any financing agreement to which the Partnership or any of its Subsidiaries is a party, the General Partner and, if any, all of the other Holders of Partnership Units (other than the Hammons Preferred Units) (collectively, the "REQUIRED HOLDERS") shall be required to purchase the Early Liquidity Units from the JQH Trust in accordance with Section 15.3(c) as Distributions are made from time to time after the Early Liquidity Due Date, but in no event later than the earlier to occur of (i) the termination of such restrictions and (ii) the first Business Day after the 91st day after May 15, 2012, payable on the date of such purchase in immediately available funds. The date on which all of the Early Liquidity Units are actually purchased is referred to herein as the "EARLY LIQUIDITY CLOSING DATE". To the extent that the Early Liquidity Closing Date occurs after the first anniversary of the Early Liquidity Due Date, the Remaining Early Liquidity Price shall bear interest at 10% per annum from the first anniversary of the Early Liquidity Due Date until the Early Liquidity Closing Date. Any such interest shall be payable to the JQH Trust by the Required Holders or the Partnership in arrears on the Early Liquidity Closing Date.

            (c) In the event that the Early Liquidity Units are not purchased in full on or prior to the Early Liquidity Due Date, (i) the General Partner shall make good faith efforts to cause the Partnership to make Distributions in accordance with Section 5.1 (subject to its obligations under this Agreement and to the reasonable business needs and obligations of the Partnership), and (ii) the Required Holders shall immediately use all of the net proceeds from such Distributions to purchase the Early Liquidity Units and to pay all interest accrued thereon, until all of the Early Liquidity Units (including all interest accrued thereon) have been purchased in full.

                                   ARTICLE 16
                               GENERAL PROVISIONS

      Section 16.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by facsimile transmission (electronically confirmed), mailed by first class registered or certified mail, return receipt requested and postage prepaid, or sent by Federal Express or other overnight courier of national reputation, to the Partner, or Assignee at the address set forth in Exhibit A (as applicable) or such other address of which the Partner shall notify the General Partner in writing.

      Section 16.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

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      Section 16.3 Interpretation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The parties to this Agreement have been represented by counsel and have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of interpretation arises, this Agreement and the other documents and instruments executed in connection with this Agreement shall be construed as if drafted jointly, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or such other documents and instruments. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless already so followed. Any reference to any particular Code section or any other law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

      Section 16.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 16.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legatees, successors, legal representatives and permitted assigns by operation of law or otherwise.

      Section 16.6 Waiver.

            (a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

            (b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its Sole and Absolute Discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state "blue sky" or other securities laws.

      Section 16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding

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that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 16.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

      Section 16.9 Entire Agreement. This Agreement, together with the Transaction Agreement and the Affiliate Transaction Agreements, contains all of the understandings and agreements among the Partners and the Partnership with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership and supersedes all prior understandings, agreements, or representations by or among the Partnership and the Partners, whether written or oral, that may have related in any way to the subject matter hereof.

      Section 16.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      Section 16.11 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

      Section 16.12 No Third-Party Rights Created Hereby. Except as otherwise provided expressly herein, the provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

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      Section 16.13 Hammons Representative. Notwithstanding anything herein to the contrary, the Hammons Limited Partners hereby designate JQH as agent and attorney-in-fact (the "HAMMONS REPRESENTATIVE") for all of the Hammons Limited Partners, to act for and on behalf of the Hammons Limited Partners and to exercise any of the rights of the Hammons Limited Partners under this Agreement, including, without limitation, to give and receive notices and communications, to review and confirm the amount of Net Worth and to take all other actions necessary or appropriate in the sole and absolute good faith judgment of the Hammons Representative for the accomplishment of the foregoing. The Hammons Representative may be replaced by the Hammons Limited Partners from time to time upon not less than thirty (30) days' prior written notice to the General Partner upon the Consent of the Hammons Limited Partners. Any vacancy in the position of Hammons Representative whether due to resignation of the Hammons Representative, Incapacity or otherwise may be filled by a replacement Hammons Representative appointed (i) by the outgoing Hammons Representative or (ii) by Consent of the Hammons Limited Partners. Notices or communications to or from the Hammons Representative shall constitute notice to or from each of the Hammons Limited Partners. Any decision, act, consent or instruction taken or given by the Hammons Representative pursuant to this Agreement shall be and constitute a decision, act, consent or instruction of all Hammons Limited Partners and shall be final, binding and conclusive upon each such Hammons Limited Partner; and the Partnership, the General Partner and the other Partners may rely upon any such decision, act, consent or instruction of the Hammons Representative as being the decision, act, consent or instruction of each and every Hammons Limited Partner. The Partnership, the General Partner and the other Partners are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Hammons Representative.

      Section 16.14 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION IN THIS SECTION 16.14.

      Section 16.15 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process

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in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      Section 16.16 Advertising. The parties hereto agree to continue the current advertising of the Chateau on the Lake in the hotels owned by the Partnership and its Subsidiaries on mutually acceptable terms, to the extent permitted by the respective franchise agreements for such hotels.

      Section 16.17 Confidentiality. Except as otherwise required by law or judicial order or decree or by any governmental authority, each of the Partners shall maintain the confidentiality of all nonpublic information obtained by it under this Agreement which has been reasonably designated as proprietary or confidential in nature (it being understood and agreed that all of the information delivered pursuant to Section 9.3 hereof are confidential) except as required by law or if such information becomes known to the public in a manner unrelated to such Person.

      Section 16.18 Cumulative Remedies. Subject to Section 5.5(c), the rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights and remedies provided by law, or at equity, including, but not limited to injunctive relief and specific performance.

                                    * * * * *

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      IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                       GENERAL PARTNER:

                                       JOHN Q. HAMMONS HOTELS, INC.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Its: ____________________________________

                                       LIMITED PARTNERS:

                                       _________________________________________
                                       John Q. Hammons, Trustee of the Revocable
                                       Trust of John Q. Hammons dated
                                       December 28, 1989, as Amended and
                                       Restated

                                       Hammons, Inc.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Its:_____________________________________

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